                                                                  Exhibit 10.326

                         AGREEMENT OF PURCHASE AND SALE

                                 BY AND BETWEEN

                             AIG BAKER MRP, L.L.C.,
                                    AS SELLER

                                       AND

                      INLAND REAL ESTATE ACQUISITIONS, INC.
                                    AS BUYER

                                  July 20, 2004

                                TABLE OF CONTENTS

                                                                                          Page
                                                                                          ----
                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.1 DEFINITIONS......................................................................4
SECTION 1.2 TERMS GENERALLY..................................................................9

                                   ARTICLE II
                          PURCHASE AND SALE OF PROPERTY

SECTION 2.1 SALE.............................................................................9
SECTION 2.2 PURCHASE PRICE..................................................................10
SECTION 2.3 DUE DILIGENCE PERIOD............................................................11

                                   ARTICLE III
                              CONDITIONS PRECEDENT

SECTION 3.1 CONDITIONS TO BUYER'S OBLIGATION TO PURCHASE....................................12
SECTION 3.2 CONDITIONS TO SELLER'S OBLIGATIONS TO SELL......................................13
SECTION 3.3 TERMINATION.....................................................................13
SECTION 3.4 WAIVER BY BUYER.................................................................13

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES;
                       BUYER'S EXAMINATION OF THE PROPERTY

SECTION 4.1 REPRESENTATIONS AND WARRANTIES OF SELLER........................................14
SECTION 4.2 ESTOPPELS.......................................................................16
SECTION 4.3 LIMITATION ON CLAIMS; SURVIVAL OF REPRESENTATIONS AND WARRANTIES................16
SECTION 4.4 REPRESENTATIONS AND WARRANTIES OF BUYER.........................................17
SECTION 4.5 BUYER'S INDEPENDENT INVESTIGATION...............................................18
SECTION 4.6 ENTRY AND INDEMNITY; LIMITS ON GOVERNMENT CONTACTS..............................21
SECTION 4.7 RELEASE.........................................................................22

                                    ARTICLE V
                            TITLE AND SURVEY MATTERS

SECTION 5.1 DELIVERY; OBJECTION.............................................................22
SECTION 5.2 EVIDENCE OF TITLE...............................................................23

                                   ARTICLE VI
                              BROKERS AND EXPENSES

SECTION 6.1 BROKERS.........................................................................23

SECTION 6.2 EXPENSES........................................................................23

                                   ARTICLE VII
                        INTERIM OPERATION OF THE PROPERTY

SECTION 7.1 INTERIM OPERATION OF THE PROPERTY...............................................23
SECTION 7.2 LEASING COSTS...................................................................25
SECTION 7.3 SELLER'S MAINTENANCE OF THE PROPERTY............................................26
SECTION 7.4 LEASE ENFORCEMENT...............................................................26
SECTION 7.5 LEASE TERMINATION PRIOR TO CLOSING..............................................26
SECTION 7.6 TENANT NOTICES..................................................................26
SECTION 7.7 RISK OF LOSS AND INSURANCE PROCEEDS.............................................27
SECTION 7.8 NOTIFICATIONS...................................................................27

                                  ARTICLE VIII
                               CLOSING AND ESCROW

SECTION 8.1 ESCROW INSTRUCTIONS.............................................................28
SECTION 8.2 CLOSING.........................................................................28
SECTION 8.3 DEPOSIT OF DOCUMENTS............................................................28
SECTION 8.4 ESTOPPEL CERTIFICATES...........................................................29
SECTION 8.5 PRORATIONS......................................................................30
SECTION 8.6 TAX CERTIORARI PROCEEDINGS......................................................32

                                   ARTICLE IX
                                  MISCELLANEOUS

SECTION 9.1 NOTICES.........................................................................33
SECTION 9.2 ENTIRE AGREEMENT................................................................35
SECTION 9.3 TIME............................................................................35
SECTION 9.4 ATTORNEYS' FEES.................................................................35
SECTION 9.5 NO MERGER.......................................................................35
SECTION 9.6 ASSIGNMENT......................................................................35
SECTION 9.7 COUNTERPARTS....................................................................35
SECTION 9.8 GOVERNING LAW; JURISDICTION AND VENUE...........................................35
SECTION 9.9 WAIVER OF TRIAL BY JURY.........................................................36
SECTION 9.10 CONFIDENTIALITY AND RETURN OF DOCUMENTS........................................36
SECTION 9.11 INTERPRETATION OF AGREEMENT....................................................38
SECTION 9.12 AMENDMENTS.....................................................................38
SECTION 9.13 NO RECORDING...................................................................38
SECTION 9.14 NO THIRD PARTY BENEFICIARY.....................................................38
SECTION 9.15 SEVERABILITY...................................................................38
SECTION 9.16 DRAFTS NOT AN OFFER TO ENTER INTO A LEGALLY BINDING CONTRACT...................38
SECTION 9.17 FURTHER ASSURANCES.............................................................38
SECTION 9.18 SIGNATURES.....................................................................38

                                    EXHIBITS

EXHIBIT A   LIMITED WARRANTY DEED
EXHIBIT B   BILL OF SALE
EXHIBIT C   ASSIGNMENT OF LEASES
EXHIBIT D   ASSIGNMENT OF CONTRACTS, WARRANTIES AND GUARANTIES AND
            OTHER INTANGIBLE PROPERTY
EXHIBIT E   SELLER'S AFFIDAVIT
EXHIBIT F   TENANT ESTOPPEL CERTIFICATE
EXHIBIT G   SELLER'S CERTIFICATE

                                    SCHEDULES

SCHEDULE 2.1.1     PROPERTY DESCRIPTION
SCHEDULE 2.1.2     SITE PLAN OF THE SHOPPING CENTER
SCHEDULE 4.1.1     EXISTING LEASES
SCHEDULE 4.1.2     CONTRACTS
SCHEDULE 4.1.3     RENT ROLL
SCHEDULE 4.1.4     TENANT DEFAULTS
SCHEDULE 4.1.5     NON-TERMINABLE CONTRACTS
SCHEDULE 4.1.6     PENDING LITIGATION
SCHEDULE 7.2.1     LEASING COSTS

                                                            MITCHELL RANCH PLAZA
                                                        NEW PORT RICHEY, FLORIDA

                         AGREEMENT OF PURCHASE AND SALE

     THIS AGREEMENT OF PURCHASE AND SALE (this "AGREEMENT"), is dated as of July 20, 2004 (this "AGREEMENT"), by and between AIG BAKER MRP, L.L.C., a Delaware limited liability company ("SELLER"), and INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation ("BUYER").

                                    ARTICLE I
                                   DEFINITIONS

     SECTION 1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth below, which meanings shall be applicable equally to the singular and plural of the terms defined:

            "AFFILIATE" shall mean with respect to any Person (i) any other Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with such Person, (ii) any other Person owning or controlling ten percent (10%) or more of the outstanding voting securities of or other ownership interests in such Person, (iii) any officer, director or partner of such Person or (iv) if such Person is an officer, director or partner, any other company for which such Person acts in any such capacity.

            "AGREEMENT" shall have the meaning set forth in the first paragraph of this Agreement of Purchase and Sale.

            "ANCHOR TENANT" shall mean the following tenants: Carl J. Serpe d/b/a Carlucci's Leaning Tower Italian Restaurant; Electronic Boutiques of America, Inc.; Suncoast Clips, Inc., d/b/a Great Clips; Deb's Shops II, Inc., d/b/a Hallmark Gold Crown; Mattress Firm, Inc.; Marshalls of MA, Inc.; Panera, LLC; Payless ShoeSource, Inc.; PETsMART, Inc.; Pier 1 Imports (U.S.), Inc.; Publix Super Markets, Inc.; Ross Dress for Less, L.C.; Sally Beauty Company, Inc.; and Starbucks Corporation

            "ASSIGNMENT OF CONTRACTS" shall have the meaning set forth in
SECTION 8.3(a)(iv).

            "ASSIGNMENT OF LEASES" shall have the meaning set forth in SECTION 8.3(a)(iii).

            "BILL OF SALE" shall have the meaning set forth in SECTION
8.3(a)(ii).

            "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday, or a federal holiday recognized by the Federal Reserve Bank of New York.

            "BUYER" shall have the meaning set forth in the first paragraph of this Agreement and shall include any assignee of Buyer (including, without limitation, any Permitted Assignee).

            "BUYER PARTY" or "BUYER PARTIES" shall have the meaning set forth in
SECTION 4.6(a).

            "CLAIM NOTICE" shall mean a written notice delivered by Buyer or a Permitted Assignee to Seller setting forth (i) a reasonably detailed description of the claimed breach or inaccuracy of a representation or warranty, including reasonably detailed information as to the adverse effect on the value of the Property, (ii) the specific provision of this Agreement under which such breach is claimed and (iii) complete and detailed evidence of the satisfaction of the conditions to Buyer's or a Permitted Assignee's recovery set forth in SECTION 4.3.

            "CLAIMS" shall have the meaning set forth in SECTION 4.3(a).

            "CLOSING" shall have the meaning set forth in SECTION 2.2(b)(ii).

            "CLOSING DATE" shall have the meaning set forth in SECTION 8.2.

            "CLOSING DOCUMENTS" shall have the meaning set forth in SECTION 4.3(a).

            "CLOSING MONTH" shall have the meaning set forth in SECTION 8.5(a).

            "CODE" shall mean the Internal Revenue Code of 1986, as amended, or any corresponding provision(s) of any succeeding law.

            "CONTRACTS" shall have the meaning set forth in SECTION 2.1(d).

            "DEED" shall have the meaning set forth in SECTION 8.3(a)(i).

            "DELINQUENT RENTS" shall have the meaning set forth in SECTION
8.5(a).

            "DEPOSIT" shall have the meaning set forth in SECTION 2.2(b)(i).

            "DUE DILIGENCE MATERIALS" shall mean all of the documents and other materials delivered by or on behalf of Seller to Buyer, its Permitted Assignee and their representatives during the Due Diligence Period.

            "DUE DILIGENCE PERIOD" shall mean the period commencing on the date hereof and ending at 5:00 P.M. (Central Time) on Friday, August 13, 2004, during which period Buyer shall conduct the due diligence activities contemplated by
SECTION 4.5 of this Agreement.

            "EVALUATION MATERIAL" shall have the meaning set forth in SECTION 9.10(a)(i).

            "EFFECTIVE DATE" shall mean the date of this Agreement.

            "ESCROW AGENT" shall have the meaning set forth in SECTION
2.2(b)(i).

            "EXISTING LEASES" shall mean those leases, license agreements and occupancy agreements identified in SCHEDULE 4.1.1, as the same may be amended or modified from time to time in accordance with the terms of this Agreement.

            "EXPIRATION DATE" shall have the meaning set forth in SECTION
4.3(b).

            "FEE PARCEL" shall have the meaning set forth in SECTION 2.1(a).

            "GOVERNMENTAL AUTHORITY" shall mean any federal, state, county or municipal government, or political subdivision thereof, any governmental agency, authority, board, bureau, commission, department, instrumentality, or public body, or any court or administrative tribunal.

            "HAZARDOUS MATERIALS" shall mean materials, wastes or substances that are (A) included within the definition of any one or more of the terms "hazardous substances", "hazardous materials, "toxic substances, "toxic pollutants," and "hazardous waste" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, ET SEQ.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901, ET SEQ.), the Clean Water Act (33 U.S.C. Section 1251, ET SEQ.), the Safe Drinking Water Act (14 U.S.C. Section 1401, ET SEQ.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801, ET SEQ.), and the Toxic Substance Control Act (15 U.S.C. Section 2601, ET SEQ.) and the regulations promulgated pursuant to such laws, (B) regulated, or classified as hazardous or toxic, under federal, state or local environmental laws or regulations, (C) petroleum, (D) asbestos or asbestos-containing materials, (E) polychlorinated biphenyls, (F) flammable explosives or (G) radioactive materials.

            "IMPROVEMENTS" shall have the meaning set forth in SECTION 2.1(a).

            "INDEMNIFIED PARTY" shall have the meaning set forth in SECTION 6.1.

            "INTANGIBLE PROPERTY" shall have the meaning set forth in SECTION 2.1(g).

            "LEASES" shall mean all Existing Leases and New Leases, collectively.

            "LEASING COSTS" shall have the meaning set forth in SECTION 7.3(a).

            "LICENSES AND PERMITS" shall have the meaning set forth in SECTION 2.1(g).

            "MASTER LEASE ESCROW" shall have the meaning set forth in SECTION
7.2.

            "MISSING TENANTS" shall have the meaning set forth in SECTION
3.1(f).

            "NEW LEASES" shall mean those leases, license agreements and occupancy agreements encumbering the Property which are entered into after the Effective Date in accordance with the terms of this Agreement, as the same may be amended or modified from time to time in accordance with the terms of this Agreement.

            "NON-ANCHOR TENANT" shall mean any Tenant other than an Anchor
Tenant.

            "NON-TERMINABLE CONTRACTS" shall have the meaning set forth in
SECTION 4.1(h).

            "ORDER" shall mean an order or decree of any Governmental Authority.

            "PERMITTED ASSIGNEE" shall have the meaning set forth in SECTION
9.6.

            "PERMITTED EXCEPTIONS" shall have the meaning set forth in SECTION 5.1(b).

            "PERSON" shall mean any individual, partnership, joint venture, corporation, trust, limited liability company, unincorporated association, any other entity and any government or any department or agency thereof, whether acting in an individual, fiduciary or other capacity.

            "PERSONAL PROPERTY" shall have the meaning set forth in SECTION 2.1(b).

            "PRESCRIBED FORM" shall have the meaning set forth in SECTION 8.4.

            "PRIME RATE" shall mean the prime (or base) rate of interest publicly announced by Citibank, N.A. or its successors from time to time.

            "PROPERTY" shall have the meaning set forth in SECTION 2.1.

            "PURCHASE PRICE" shall have the meaning set forth in SECTION 2.2(a).

            "REAL ESTATE TAXES" shall have the meaning set forth in SECTION 4.5(b)(iv).

            "REAL PROPERTY" shall have the meaning set forth in SECTION 2.1.(a).

            "RECORDS AND PLANS" shall have the meaning set forth in SECTION 2.1(f).

            "REIMBURSEMENT EXPENSES" shall have the meaning set forth in SECTION 8.5(c).

            "RELEASE" shall have the meaning set forth in SECTION 9.10(b).

            "RENT ROLL" shall have the meaning set forth in SECTION 4.1(g).

            "RENTS" shall have the meaning set forth in SECTION 8.5(a).

            "REPRESENTATIVES" shall have the meaning set forth in SECTION 9.10(a)(i).

            "REQUIRED DELETION ITEMS" shall have the meaning set forth in
SECTION 5.1(c).

            "REQUIRED TENANTS" shall have the meaning set forth in SECTION
3.1(f).

            "RETAINED PARCELS" shall have the meaning set forth in SECTION 2.1.

            "RETAINED PARCELS REA" shall have the meaning set forth in SECTION 8.3(a)(viii).

            "SCHEDULE OF CONTRACTS" shall have the meaning set forth in SECTION 4.1(f).

            "SCHEDULE OF LEASES" shall have the meaning set forth in SECTION 4.1(f).

            "SCHEDULE OF LEASING COSTS" shall have the meaning set forth in
SECTION 7.2(a).

            "SCHEDULE OF NON-TERMINABLE CONTRACTS" shall have the meaning set forth in SECTION 4.1(h).

            "SCHEDULE OF PENDING LITIGATION" shall have the meaning set forth in
SECTION 4.1(j).

            "SCHEDULE OF TENANT DEFAULTS" shall have the meaning set forth in
SECTION 4.1(g).

            "SELLER" shall have the meaning set forth in the first paragraph of this Agreement.

            "SELLER PARTY" or "SELLER PARTIES" shall have the meaning set forth in SECTION 4.7(a).

            "SELLER'S AFFIDAVIT" shall have the meaning set forth in SECTION 8.3(a)(vi).

            "SHOPPING CENTER" shall have the meaning set forth in SECTION
2.1(a).

            "SURVEY" shall have the meaning set forth in SECTION 5.1(a).

            "TENANT" shall mean the tenant, occupier or licensee under any Lease encumbering any Real Property.

            "TERMINATION NOTICE" shall have the meaning set forth in SECTION
2.3.

            "THRESHOLD AMOUNT" shall have the meaning set forth in SECTION
4.3(a).

            "TITLE COMMITMENT" shall have the meaning set forth in SECTION
3.1(c).

            "TITLE COMPANY" shall mean Chicago Title Insurance Company, 171 North Clark, Chicago, Illinois 60601, Attn: Nancy Castro (312) 223-2709 (castrona@ctt.com).

            "TITLE POLICY" shall have the meaning set forth in SECTION 5.2.

            "VACANT SPACES" shall have the meaning set forth in SECTION 7.2.

            "VACANT SPACES LEASE-UP COSTS" shall have the meaning set forth in
SECTION 7.2.

            "WARRANTIES" shall have the meaning set forth in SECTION 2.1(e).

            "2003 RECONCILIATION PAYMENTS" shall have the meaning set forth in
SECTION 8.5(a).

     SECTION 1.2 TERMS GENERALLY. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

            (a) the words "HEREIN", "HEREOF" and "HEREUNDER" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

            (b) the words "INCLUDING" and "INCLUDE" and other words of similar import shall be deemed to be followed by the phrase "WITHOUT LIMITATION"; and

            (c) any consent, determination, election or approval required to be obtained, or permitted to be given, by or of any party hereunder, shall be granted, withheld or made (as the case may be) by such party in the exercise of such party's reasonable discretion.

                                   ARTICLE II
                          PURCHASE AND SALE OF PROPERTY

     SECTION 2.1 SALE. Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, subject only to the Permitted Exceptions and to all other terms, covenants and conditions set forth herein, all of Seller's right, title and interest in and to the following: (a) the parcel of land described in
SCHEDULE 2.1.1 attached hereto (the "FEE PARCEL") and being a portion of the certain shopping center known as the MITCHELL RANCH PLAZA SHOPPING CENTER (the "SHOPPING CENTER") and as more particularly shown on SCHEDULE 2.1.2 attached hereto, together with any and all rights, privileges and casements appurtenant thereto owned by Seller, together with all buildings, improvements and fixtures (other than fixtures owned or removable by any Tenant or third party) located thereon (collectively, the "IMPROVEMENTS"; the Fee Parcel, together with the Improvements thereon, the "REAL PROPERTY") [Buyer acknowledges that the Real Property does NOT include either Outparcel No. 6, which is under contract to be sold to Steak N' Shake, OR that certain approximately 3.3 acre tract of land shown on the Site Plan attached hereto as "Future Development," which such parcels are being retained by the Seller (collectively, the "RETAINED PARCELS")]; (b) all tangible personal property not owned or removable by any Tenant or third party, if any, located on the Real Property and owned by Seller and used in the operation or maintenance of the Real Property (the "PERSONAL PROPERTY"); (c) (i) Seller's interest, as landlord, owner or licensor, in each of the Existing Leases, (ii) Seller's interest, as landlord, owner or licensor, in any New Leases and (iii) to the extent assignable, Seller's rights under any guarantees, letters of credit or other instruments that secure or guarantee the performance of the obligations of each Tenant; (d) to the extent assignable, all service contracts, maintenance contracts, operating contracts, warranties, guarantees, listing agreements, parking contracts and like contracts and agreements relating to the Real Property, and commission agreements, equipment leases, contracts, subcontracts and agreements relating to the construction of any unfinished tenant improvements (collectively, the "CONTRACTS"); (e) to the extent assignable, all warranties and guaranties made by or received from any third party with respect to any building, building component, structure, fixture, machinery, equipment or material situated on the Real Property, or contained in any or comprising a part of any Improvement (collectively, the "WARRANTIES"); (f) to the extent Seller currently has such items in its possession, all (i) preliminary, final and proposed building plans and specifications (including "as-built" floor plans and drawings) and tenant improvement plans and specifications for the Improvements and any leasehold improvements made by any Tenant and (ii) surveys, grading plans, topographical maps, architectural and structural drawings and engineering, environmental, soils, seismic, geologic and architectural reports, studies and tests relating to the Real Property ((f)(i) and (f)(ii) collectively, the "RECORDS AND PLANS"); and (g) to the extent transferable, any intangible personal property now or hereafter owned by Seller and used in the ownership, use or operation of the Real Property and/or the Personal Property, including the name "Mitchell Ranch Plaza," but EXCLUDING the names "A.B.," "AIG," "Baker," "A.L.," "American International," or any portion, combination, or permutation of any one or more of the foregoing, and any related names and proprietary computer equipment, software and systems, BUT INCLUDING all (i) transferable licenses, permits, building inspection approvals, certificates of occupancy, approvals, subdivision maps and entitlements issued, approved or granted by Governmental Authorities in connection with the Real Property, (ii) all recorded and unrecorded (but only to the extent first approved by the Buyer) covenants, conditions and restrictions, reciprocal easement agreements, area easement agreements and other common or planned development agreements or documents affecting the Real Property and
(iii) licenses, consents, easements, rights of way and approvals obtained from private parties to make use of utilities and to ensure vehicular and pedestrian ingress and egress for the Real Property ((g)(i), (g)(ii) and (g)(iii) collectively, the "LICENSES AND PERMITS") or other rights relating to the ownership, use or operation of the Real Property or the Personal Property (collectively, the "INTANGIBLE PROPERTY"). The Real Property, together with the Personal Property, the Leases, the Contracts, the Warranties, the Records and Plans and the Intangible Property relating thereto, are hereinafter collectively referred to as the "PROPERTY."

     SECTION 2.2 PURCHASE PRICE.

            (a) The purchase price for the Property is Thirty-Four Million and No/100 Dollars ($34,000,000.00) (the "PURCHASE PRICE"), subject to prorations, credits and adjustments as set forth herein.

            (b)   The Purchase Price shall be paid by Buyer as follows:

                  (i) Within three (3) Business Days of execution of this Agreement, Buyer will deposit the amount of Five Hundred Thousand and No/100 Dollars ($500,000.00) (the "DEPOSIT"), with Chicago Title Insurance Company, 171 North Clark, Chicago, Illinois 60601, Attn: Nancy Castro (312) 223-2709 (castrona@ctt.com) (in such capacity, the "ESCROW AGENT").

                  (ii) If the sale of the Property as contemplated hereunder is consummated, then the Deposit shall be returned to Buyer at the consummation of the purchase and sale of the Property (the "CLOSING"), or at Buyer's option, applied to the Purchase Price.

                  (iii) The Purchase Price, as adjusted pursuant to the terms of this Agreement, shall be deposited by Buyer, in immediately available funds, with the Escrow Agent and paid to Seller at the Closing.

            (c) (i) IF THE SALE OF THE PROPERTY IS NOT CONSUMMATED DUE TO THE FAILURE OF ANY CONDITION TO BUYER'S OBLIGATION TO PURCHASE OR SELLER'S INABILITY TO PERFORM OR SELLER'S DEFAULT HEREUNDER, THEN THE DEPOSIT SHALL BE RETURNED TO BUYER, AND BUYER'S SOLE REMEDY, AT LAW OR IN EQUITY, SHALL BE THE RETURN OF THE DEPOSIT, PROVIDED, THAT IF THE SALE OF THE PROPERTY IS NOT CONSUMMATED BECAUSE OF A DEFAULT UNDER THIS AGREEMENT ON THE PART OF SELLER, BUYER MAY EITHER (A) TERMINATE THIS AGREEMENT BY WRITTEN NOTICE OF TERMINATION TO SELLER ON THE CLOSING DATE, WHEREUPON THE DEPOSIT SHALL BE IMMEDIATELY RETURNED TO BUYER OR
(B) CONTINUE THIS AGREEMENT PENDING BUYER'S ACTION FOR SPECIFIC PERFORMANCE (IN THE EVENT THAT BUYER PREVAILS IN SUCH SPECIFIC PERFORMANCE ACTION, BUYER SHALL BE ENTITLED TO ALL REASONABLE FEES AND EXPENSES INCURRED BY BUYER IN SUCH ACTION, INCLUDING REASONABLE ATTORNEYS FEES AND COURT COSTS).

                  (ii) IF THE SALE OF THE PROPERTY IS NOT CONSUMMATED AS A RESULT OF A DEFAULT BY BUYER HEREUNDER, THEN, AS ITS SOLE AND EXCLUSIVE REMEDY, SELLER SHALL HAVE THE RIGHT TO OBTAIN THE DEPOSIT FROM THE TITLE COMPANY AND TO RETAIN THE SAME AS LIQUIDATED DAMAGES. THE PARTIES HAVE AGREED THAT SELLER'S ACTUAL DAMAGES, IN THE EVENT OF A FAILURE TO CONSUMMATE THIS SALE DUE TO BUYER'S DEFAULT, WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. AFTER NEGOTIATION, THE PARTIES HAVE AGREED THAT, CONSIDERING ALL THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, THE AMOUNT OF THE DEPOSIT IS A REASONABLE ESTIMATE OF THE DAMAGES THAT SELLER WOULD INCUR IN SUCH EVENT. BY PLACING ITS INITIALS BELOW, EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND THE FACT THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED, AT THE TIME THIS AGREEMENT WAS MADE, THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION. THE FOREGOING IS NOT INTENDED TO LIMIT BUYER'S INDEMNITY OBLIGATIONS UNDER SECTIONS 4.6(a), 6.1, 9.4 AND 9.10(a).

                  INITIALS: SELLER ___________ BUYER ___________

     SECTION 2.3 DUE DILIGENCE PERIOD. At any time prior to the expiration of the Due Diligence Period, Buyer shall be free, in its sole and absolute discretion, to terminate this Agreement by written notice to Seller (the "TERMINATION NOTICE") delivered on or prior to the expiration date of the Due Diligence Period. If the Termination Notice is not delivered on or prior to the expiration date of the Due Diligence Period, Buyer shall be deemed to have reviewed, accepted and approved (and all representations and warranties of Seller made herein shall be subject to and qualified by) all of the Due Diligence Materials. Notwithstanding anything to the contrary herein, Seller shall have no liability whatsoever to Buyer with respect to any matter disclosed to or discovered by Buyer or its agents prior to the Closing Date.

                                   ARTICLE III
                              CONDITIONS PRECEDENT

     SECTION 3.1 CONDITIONS TO BUYER'S OBLIGATION TO PURCHASE. Buyer's obligation to purchase the Property is conditioned upon the satisfaction (or Buyer's written waiver) on or prior to the Closing Date of the following conditions:

            (a) There shall exist on the Closing Date no pending Order prohibiting, enjoining or restraining Seller from consummating the transactions contemplated hereby.

            (b) All consents required to be obtained from, or filings required to be made with, any Governmental Authority or third party in connection with the execution and delivery of this Agreement by Seller or the consummation by Seller of the transactions contemplated hereby shall have been obtained or made.

            (c) The Title Company shall have issued or shall have committed to issue, upon payment of the applicable premium therefor, an ALTA Form B Owner's Policy of Title Insurance, with respect to the Real Property in the form of the title insurance commitment or preliminary title report issued by the Title Company and delivered to and approved by Buyer pursuant to the terms of SECTION
5.1 hereof (the "TITLE COMMITMENT"), showing title to the Real Property vested in Seller, subject only to the Permitted Exceptions. It shall not be a condition to Closing that Buyer obtain any endorsements or coverages not set forth in the Title Commitment.

            (d) Each of the documents required to be delivered by Seller pursuant to SECTION 8.3 shall have been delivered as provided therein and Seller shall not otherwise be in material default of its material obligations hereunder, and all of Seller's representations and warranties contained herein shall be true and correct in all material respects as of the Closing Date.

            (e) Buyer shall not have previously terminated this Agreement pursuant to and in accordance with SECTION 7.7.

            (f) On the Closing Date, not less than ninety-five percent (95%) of the Improvements (or 190,383.80 square feet) shall be leased and the Tenants thereunder shall be open and operating their respective demised premises and paying full Rents and other Reimbursable Expenses, and have not filed for bankruptcy or other relief from creditors (the "REQUIRED TENANTS"). Notwithstanding the foregoing, if, on the Closing Date, one or more of the Required Tenants does not meet the requirements of the preceding sentence (the "MISSING TENANTS"), the requirements of the preceding sentence will be deemed satisfied if all of the following requirements are met: (a) the Missing Tenants do not exceed 10,000 square feet individually or 30,360 square feet in the aggregate; and (b) on the Closing Date, Seller deposits into the Master Lease Escrow (as defined in SECTION 7.2 hereof) for each such Missing Tenant an amount equal to: (i) twenty four (24) months Rents and Reimbursable Expenses in the amounts specified in the Rent Roll (as hereinafter defined); and (ii) estimated brokerage commissions in the amount of $3.00 per square foot and estimated tenant improvement allowances in the amount of $5.00 per square foot (if the premises are already in a vanilla box condition) or $15.00 per square foot (if the premises are not in a vanilla box condition), with such amounts to be administered pursuant to the terms of the Master Lease Escrow described in Section 7.2.

            (g) Seller shall have obtained and delivered to Buyer the tenant estoppel certificates and REA estoppel certificates described in Section 8.4.

     SECTION 3.2 CONDITIONS TO SELLER'S OBLIGATIONS TO SELL. Seller's obligation to sell the Property is conditioned upon the satisfaction (or Seller's written waiver) on or prior to the Closing Date of the following conditions:

            (a) There shall exist on the Closing Date no pending Order prohibiting, enjoining or restraining Buyer from consummating the transactions contemplated hereby.

            (b) All consents required to be obtained from, or filings required to be made with, any Governmental Authority or third party in connection with the execution and delivery of this Agreement by Buyer or the consummation by Buyer of the transactions contemplated hereby shall have been obtained or made.

            (c) Buyer shall have deposited with the Title Company the entirety of the Purchase Price, subject to the prorations set forth herein, any permitted deductions and credit for the Deposit.

            (d) Buyer shall not otherwise be in default of its obligations hereunder, it being understood and agreed that a failure of Buyer to purchase the Property shall be deemed a material breach by Buyer of this Agreement, excusing performance by Seller.

            (e) Each of the documents required to be delivered by Buyer pursuant to SECTION 8.3 shall have been delivered as provided therein, and all of Buyer's representations and warranties contained herein shall be true and correct in all material respects as of the Closing Date.

     SECTION 3.3 TERMINATION. In the event that any condition set forth in
SECTION 3.1 or SECTION 3.2 is not satisfied on or prior to the Closing Date, then the party to this Agreement whose obligations are conditioned upon the satisfaction of such condition may in its sole and absolute discretion terminate this Agreement, subject to Section 2.2(c), by written notice delivered to the other party at or prior to the occurrence of the Closing. Upon any termination of this Agreement pursuant to this SECTION 3.3, neither party shall have any further rights nor obligations hereunder, except as provided in SECTIONS 2.2(c), 4.6(a), 6.1. 9.4 and 9.10(a).

     SECTION 3.4 WAIVER BY BUYER. If Buyer and/or its Permitted Assignee, with knowledge of (i) a default in any of the covenants, agreements or obligations to be performed by Seller under this Agreement and/or (ii) any breach of or inaccuracy in any representation or warranty of Seller made in this Agreement, nonetheless elects to proceed to Closing, then, upon the consummation of the Closing, Buyer and/or its Permitted Assignee shall be deemed to have waived any such default and/or breach or inaccuracy and shall have no claim against Seller with respect thereto.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES;
                       BUYER'S EXAMINATION OF THE PROPERTY

     SECTION 4.1 REPRESENTATIONS AND WARRANTIES OF SELLER. Subject to (i) the provisions of SECTIONS 2.3, 4.2 and 4.3 and (ii) with respect to each of the representations and warranties set forth below, except for those in clauses (a),
(b), (c) and (d) of this SECTION 4.1, to the information disclosed in the Due Diligence Materials, Seller hereby makes the following representations and warranties:

            (a) Seller has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Seller's creditors, (iii) suffered the appointment of a receiver to take possession of the Property or all, or substantially all, of Seller's other assets, (iv) suffered the attachment or other judicial seizure of any of the Property or all, or substantially all, of Seller's other assets, (v) admitted in writing its inability to pay its debts as they come due or (vi) made an offer of settlement, extension or composition to its creditors generally.

            (b) Seller is not a "foreign person" as defined in Section 1445 of the Code and any related regulations.

            (c) Seller is duly organized and validly existing and in good standing under the laws of its state of formation. Seller further represents and warrants that this Agreement and all documents executed by Seller that are to be delivered to Buyer at Closing (i) are, or at the time of Closing will be, duly authorized, executed and delivered by Seller, (ii) do not, and at the time of Closing will not, violate any provision of any agreement or judicial order to which Seller is a party or to which Seller or the Property is subject and (iii) constitute (or in the case of Closing documents will constitute) a valid and legally binding obligation of Seller, enforceable in accordance with its terms.

            (d) Seller has full and complete power and authority to enter into this Agreement and to perform its obligations hereunder.

            (e) Seller is not aware of any consents required for the performance of Seller's obligations hereunder.

            (f) The Due Diligence Materials contain true, correct and complete copies of all Existing Leases, all material Contracts and all material environmental and structural reports in the possession of Seller. All Existing Leases, in effect on the Effective Date, are identified in SCHEDULE 4.1.1 (the "SCHEDULE OF LEASES") and all Contracts, in effect on the Effective Date, are identified in SCHEDULE 4.1.2 (the "SCHEDULE OF CONTRACTS"). This representation shall not be deemed breached by virtue of any Leases or Contracts entered into after the Effective Date in accordance with SECTION 7.1.

            (g) Except as included in the Due Diligence Materials (including the rent roll attached hereto as SCHEDULE 4.1.3 attached hereto (the "RENT ROLL")), there are, to Seller's knowledge,

(i) no leases, license agreements or occupying agreements (or any amendments or supplements thereto) encumbering, or in force with respect to, the Property (except for any New Leases entered into after the Effective Date in accordance with SECTION 7.1) and (ii) no material defaults by any Tenants under the Existing Leases, except as set forth in SCHEDULE 4.1.4 (the "SCHEDULE OF TENANT DEFAULTS").

            (h) To Seller's knowledge, the only Contracts and amendments thereto that will be in effect on the Closing Date that are not terminable without cause or penalty within sixty (60) days (the "NON-TERMINABLE CONTRACTS") are as set forth in SCHEDULE 4.1.5 (the "SCHEDULE OF NON-TERMINABLE CONTRACTS") or as entered into in accordance with SECTION 7.1.

            (i) As of the Effective Date, Seller has not received any written notice of any pending or threatened condemnation of all or any portion of the Property.

            (j) Seller has not received written notice of any litigation that is pending or threatened with respect to the Property, except (i) litigation fully covered by insurance policies (subject to customary deductibles) or (ii) litigation set forth in SCHEDULE 4.1.6 (the "SCHEDULE OF PENDING LITIGATION").

            (k) As of the Effective Date, except as set forth in the Due Diligence Materials, Seller has not received any written notice from any Governmental Authority that all or any portion of the Property is in material violation of any applicable building codes or any applicable environmental law (relating to clean-up or abatement), zoning law or land use law, or any other applicable local, state or federal law or regulation relating to the Property, which material violation has not been cured or remedied prior to the Effective Date. Seller will advise Purchaser in the event that Seller receives any written notice from any Governmental Authority that all or any portion of the Property is in material violation of any applicable building codes or any applicable environmental law (relating to clean-up or abatement), zoning law or land use law, or any other applicable local, state or federal law or regulation relating to the Property between the Effective Date and the Closing Date.

            (l) Except as set forth in the Existing Leases, Seller has not granted any option or right of first refusal or first opportunity to any party to acquire any fee interest in any portion of the Property.

            Each of the representations and warranties of Seller contained in this SECTION 4.1: (1) is made as of the Effective Date (subject to the information disclosed in the Due Diligence Materials); (2) other than clauses
(i) and (k) above (which, in the case of clause (i) above, the parties acknowledge shall be governed by SECTION 7.7 with respect to events occurring after the Effective Date) shall be deemed remade by Seller, and shall be true in all material respects, as of the Closing Date, subject to (A) the information disclosed in the Due Diligence Materials, (B) litigation that is not reasonably likely to have a material adverse effect on the Property, and (C) other matters expressly permitted in this Agreement or otherwise specifically approved in writing by Buyer; and (3) shall survive the Closing only as and to the extent expressly provided in SECTION 4.2 and SECTION 4.3. If prior to the expiration of the Due Diligence Period, Buyer discovers the existence of any option or right of first refusal or first opportunity to acquire any fee interest in any portion of the

Property, Buyer shall promptly provide Seller written notice thereof so that the same may be disclosed to the Title Company in Seller's Affidavit.

     SECTION 4.2 ESTOPPELS. The representations and warranties of Seller regarding Leases in SECTION 4.1(f) or 4.1(g) shall cease to survive the Closing to the extent specifically confirmed by a tenant estoppel certificate delivered by a Tenant.

     SECTION 4.3 LIMITATION ON CLAIMS; SURVIVAL OF REPRESENTATIONS AND
WARRANTIES.

            (a) Notwithstanding any provision to the contrary herein or in any document or instrument (including, without limitation, any deeds or assignments) executed by Seller and delivered to Buyer or its Permitted Assignee at or in connection with the Closing (collectively, "CLOSING DOCUMENTS"), Seller shall have no liability whatsoever with respect to any suits, actions, proceedings, investigations, demands, claims, liabilities, fines, penalties, liens, judgments, losses, injuries, damages, expenses or costs, including, without limitation, attorneys' and experts' fees and costs and investigation, and remediation costs (collectively, "CLAIMS") under any of the representations and warranties contained in this Agreement or in any Closing Document, except to the extent (and only to the extent) that the amount of such Claims exceeds Ten Thousand and No/100 Dollars ($10,000.00) (the "THRESHOLD AMOUNT") (and, in such case, such Claims shall only be valid (and Seller shall only be liable) for the portion that exceeds the Threshold Amount; PROVIDED, HOWEVER, notwithstanding any provision to the contrary herein or in any Closing Document, the total aggregate liability of Seller for any or all Claims with respect to the entirety of the Property shall not exceed the sum of Five Hundred Thousand and No/100 Dollars ($500,000.00). Further notwithstanding any provision to the contrary herein or in any Closing Document, Seller shall have no liability with respect to any Claim under any of the representations and warranties contained in this Agreement or in any Closing Document, which Claim relates to or arises in connection with (1) any Hazardous Materials (except solely to the extent that Seller has breached its representation in SECTION 4.1(k)), (2) the physical condition of the Property (except solely to the extent that Seller has breached its representation in SECTION 4.1(k)) or (3) any other matter not expressly set forth in Seller's representations and warranties in SECTION 4.1. Buyer shall not make any Claim or deliver any Claim Notice unless it in good faith believes the Claims would exceed the Threshold Amount provided in this SECTION 4.3(a).

            (b) Except as otherwise specifically set forth in this Agreement, the representations and warranties of Seller contained herein or in any Closing Document shall survive only until the date that is one (1) year following the Closing Date (the "EXPIRATION DATE"). Any Claim that Buyer may have at any time against Seller for a breach of any such representation or warranty, whether known or unknown, with respect to which a Claim Notice HAS NOT been delivered to Seller on or prior to the Expiration Date shall not be valid or effective. For the avoidance of doubt, on the Expiration Date, Seller shall be fully discharged and released (without the need for separate releases or other documentation) from any liability or obligation to Buyer, its Permitted Assignee and/or their successors and assigns with respect to any Claims or any other matter relating to this Agreement, any Closing Document or the Property, except solely for those matters that are then the subject of a pending Claim Notice delivered by Buyer to Seller. Any Claim that Buyer may have at any time against Seller for a breach of any such representation or warranty, whether known or unknown, with respect to which a Claim Notice HAS been delivered to Seller on or prior to the Expiration Date may be the subject of subsequent litigation brought by Buyer against Seller, PROVIDED that such litigation is commenced against Seller on or prior to the date that is sixty (60) days following the Expiration Date. For the avoidance of doubt, on the date that is sixty (60) days following the Expiration Date, Seller shall be fully discharged and released (without the need for separate releases or other documentation) from any liability or obligation to Buyer and/or its successors and assigns with respect to any Claims or any other matter relating to this Agreement, any Closing Document or the Property, except solely for those matters that are the subject of litigation by Buyer against Seller that is pending on the date that is sixty (60) days following the Expiration Date.

            (c)   This SECTION 4.3 shall survive the Closing.

     SECTION 4.4 REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer hereby makes the following representations and warranties:

            (a) Buyer is a corporation duly organized and validly existing and in good standing under the laws of the State of Illinois. Buyer further represents and warrants to Seller that this Agreement and all documents executed by Buyer that are to be delivered to Seller at Closing (i) are, or at the time of Closing will be, duly authorized, executed and delivered by Buyer, (ii) do not, and at the time of Closing will not, violate any provision of any agreement or Order to which Buyer is a party or to which Buyer or the Property owned by Buyer is subject and (iii) constitutes (or in the case of Closing documents will constitute) a valid and legally binding obligation of Buyer, enforceable in accordance with its terms.

            (b) Buyer has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing, of any involuntary petition by Buyer's creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of Buyer's assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Buyer's assets, (v) admitted in writing its inability to pay its debts as they come due or (vi) made an offer of settlement, extension or composition to its creditors generally. As of the Closing Date, Buyer will have sufficient funds to pay the Purchase Price and consummate the transactions contemplated by this Agreement.

            (c) Buyer has full and complete power and authority to enter into this Agreement and to perform its obligations hereunder.

            (d) Buyer (i) is a sophisticated investor, (ii) is represented by competent counsel and (iii) understands the assumptions of risk and liability set forth in this Agreement.

            (e) No consents are required to be obtained from, and no filings are required to be made with, any Governmental Authority or third party in connection with the execution and delivery of this Agreement by Buyer or the consummation by Buyer of the transactions contemplated hereby.

            Each of the representations and warranties of Buyer contained in this Section (i) is made on the Effective Date; (ii) shall be deemed remade by Buyer and/or its assignee(s), as applicable and appropriate, and shall be true in all material respects, as of the Closing Date; and (iii) shall survive the Closing. Except as otherwise specifically set forth in this Agreement, the representations and warranties of Buyer contained herein or in any Closing Document shall survive only until the date that is one (1) year following the Closing Date (the "EXPIRATION DATE").

     SECTION 4.5 BUYER'S INDEPENDENT INVESTIGATION.

            (a) Buyer, for itself and any successors or assigns (including any Permitted Assignee), acknowledges and agrees that it is being given the full opportunity during the Due Diligence Period to inspect and investigate each and every aspect of the Property, either independently or through agents, representatives or experts of Buyer's choosing, as Buyer considers necessary or appropriate, and the failure of Buyer to terminate this Agreement prior to the expiration of the Due Diligence Period will conclusively evidence Buyer's complete satisfaction with such independent investigation (but will not constitute a waiver of any breach of representation or warranty set forth in
SECTION 4.1 unless such breach is disclosed in the Due Diligence Materials or is otherwise known by Buyer and/or any Permitted Assignee before the Closing Date and Buyer and/or such Permitted Assignee(s) elect to proceed with the Closing). Such independent investigation by Buyer may include, without limitation:

                  (i) all matters relating to title to the Property;

                  (ii) all matters relating to governmental and other legal requirements with respect to the Property, such as taxes, assessments, zoning, use permit requirements and building codes;

                  (iii) all zoning, land use, building, environmental and other statutes, rules or regulations applicable to the Property;

                  (iv) the physical condition of the Property, including, without limitation, the interior, the exterior, the square footage of the Improvements and of each tenant space therein, the structure, the roof, the paving, the utilities and all other physical and functional aspects of the Property, including the presence or absence of Hazardous Materials;

                  (v) any easements and/or access rights affecting the Property;

                  (vi) the Leases with respect to the Property and all matters in connection therewith, including, without limitation, the ability of the Tenants thereto to pay the rent;

                  (vii) the Contracts and any other documents or agreements of significance affecting the Property;

                  (viii) all matters that would be revealed by an ALTA as-built survey, a physical inspection or an environmental site assessment of the Property;

                  (ix) all matters relating to the income and operating or capital expenses of the Property and all other financial matters; and

                  (x) all other matters of significance affecting, or otherwise deemed relevant by Buyer with respect to, the Property.

            (b) The Due Diligence Materials heretofore delivered (or to be delivered within five (5) Business Days following the Effective Date) by Seller to Buyer for its review and approval include:

                  (i) the existing Leases (including all amendments thereto) and Contracts;

                  (ii) to the extent the following are in Seller's possession for the Property:

                         (1)  current financial statements of Tenants and
guarantors, if any;

                         (2)  architectural drawings, plans and specifications;
and

                         (3)  existing survey.

                  (iii)  existing owner's title policy for the Property; and

                  (iv) the bills issued for the most recent year for the Property for all real estate taxes ("REAL ESTATE TAXES").

            (c) Buyer acknowledges and agrees that (i) on or prior to the expiration of the Due Diligence Period it will have completed its independent investigation of the Property and the Due Diligence Materials, (ii) it is acquiring the Property based on such independent investigation and subject to all information disclosed in the Due Diligence Materials (and also in reliance on Seller's representations and warranties contained herein), and (iii) shall have no right after the expiration of the Due Diligence Period to terminate this Agreement based on any further investigations of the Property or the Due Diligence Materials. The failure of Buyer to send a Termination Notice prior to the expiration of the Due Diligence Period shall conclusively constitute Buyer's approval of each and every aspect of the Property. The preceding sentence is not intended to relieve, and shall not relieve, Seller from any of its obligations under SECTION 4.1, if any.

            (d) BUYER SPECIFICALLY ACKNOWLEDGES AND AGREES THAT (i) SELLER SHALL SELL AND BUYER SHALL PURCHASE THE PROPERTY "AS IS, WHERE IS AND WITH ALL FAULTS" AND (ii) EXCEPT AS EXPRESSLY SET FORTH IN SECTION 4.1, BUYER IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, FROM SELLER, NOR ANY PARTNER, OFFICER, EMPLOYEE, ATTORNEY, AGENT OR BROKER OF SELLER, AS TO ANY MATTER, CONCERNING THE PROPERTY, OR SET FORTH, CONTAINED OR ADDRESSED IN THE DUE DILIGENCE MATERIALS (INCLUDING WITHOUT LIMITATION, THE COMPLETENESS THEREOF), INCLUDING

WITHOUT LIMITATION: (i) the quality, nature, habitability, merchantability, use, operation, value, marketability, adequacy or physical condition of the Property or any aspect or portion thereof, including, without limitation, structural elements, foundation, roof, appurtenances, access, landscaping, parking facilities, electrical, mechanical, HVAC, plumbing, sewage, and utility systems, facilities and appliances, soils, geology and groundwater, (ii) the dimensions or lot size of the Real Property or the square footage of the Improvements thereon or of any tenant space therein, (iii) the development or income potential, or rights of or relating to, the Real Property, or the Real Property's use, habitability, merchantability, or fitness, or the suitability, value or adequacy of the Real Property for any particular purpose, (iv) the zoning or other legal status of the Real Property or any other public or private restrictions on the use of the Real Property, (v) the compliance of the Real Property or its operation with any applicable codes, laws, regulations, statutes, ordinances, covenants, conditions and restrictions of any Governmental Authority or of any other person or entity (including, without limitation, the Americans with Disabilities Act), (vi) the ability of Buyer to obtain any necessary governmental approvals, licenses or permits for Buyer's intended use or development of the Real Property, (vii) the presence or absence of Hazardous Materials on, in, under, above or about the Real Property or any adjoining or neighboring property, (viii) the quality of any labor and materials used in any Improvements, (ix) the condition of title to the Real Property, (x) the Leases, Contracts or any other agreements affecting the Real Property or the intentions of any party with respect to the negotiation and/or execution of any lease or contract with respect to the Real Property, (xi) Seller's ownership of the Property or any portion thereof or (xii) the economics of, or the income and expenses, revenue or expense projections or other financial matters, relating to, the operation of the Real Property. Without limiting the generality of the foregoing, Buyer expressly acknowledges and agrees that Buyer is not relying on any representation or warranty of Seller, nor any partner, officer, employee, attorney, agent or broker of Seller, whether implied, presumed or expressly provided at law or otherwise, arising by virtue of any statute, common law or other legally binding right or remedy in favor of Buyer. Buyer further acknowledges and agrees that Seller is under no duty to make any inquiry regarding any matter that may or may not be known to Seller or any partner, officer, employee, attorney, agent or broker of Seller. This SECTION 4.5(d) shall survive the Closing, or, if the Closing does not occur, beyond the termination of this Agreement.

     As a condition to Closing, and subject to the provisions of SECTION 3.1(f) and SECTION 7.2, all unleased space shall be constructed to vanilla shell finish; provided, however, that at Seller's option, Seller may escrow with the Escrow Agent at Closing an amount necessary to complete such vanilla shell finish, and Seller shall complete such work when the spaced is leased; upon completion of such construction and delivery to Buyer of lien waivers from applicable contractors confirming that all work has been paid, the escrowed funds will be released to the Seller.

     (e) ANY REPORTS, REPAIRS OR WORK REQUIRED BY BUYER ARE THE SOLE RESPONSIBILITY OF BUYER, AND BUYER AGREES THAT THERE IS NO OBLIGATION ON THE PART OF SELLER TO MAKE ANY CHANGES, ALTERATIONS OR REPAIRS TO THE PROPERTY OR TO CURE ANY VIOLATIONS OF LAW OR TO COMPLY WITH THE REQUIREMENTS OF ANY INSURER. BUYER IS SOLELY RESPONSIBLE FOR OBTAINING ANY CERTIFICATE OF OCCUPANCY OR ANY OTHER APPROVAL OR PERMIT NECESSARY FOR TRANSFER OR OCCUPANCY OF THE PROPERTY AND FOR ANY

REPAIRS OR ALTERATIONS NECESSARY TO OBTAIN THE SAME, ALL AT BUYER'S SOLE COST AND EXPENSE.

     SECTION 4.6 ENTRY AND INDEMNITY; LIMITS ON GOVERNMENT CONTACTS.

            (a) In connection with any entry by Buyer, its Permitted Assignee(s) or any of their agents, employees or contractors (each a "BUYER PARTY", and collectively, the "BUYER PARTIES") onto the Real Property, Buyer shall give Seller reasonable advance notice of such entry and shall conduct such entry and any inspections in connection therewith so as to minimize, to the greatest extent possible, interference with Seller's business and the business of the Tenants and otherwise in a manner reasonably acceptable to Seller. Without limiting the foregoing, prior to any entry to perform any necessary on-site testing, Buyer shall give Seller written notice thereof, including the identity of the company or persons who will perform such testing and the proposed scope of the testing and the party performing the testing. Seller shall approve or disapprove any proposed testing and the party performing the same within three (3) Business Days after receipt of such notice. If a Buyer Party takes any sample from the Real Property in connection with any such approved testing, Buyer shall provide to Seller a portion of such sample being tested to allow Seller, if it so chooses, to perform its own testing. Seller or its representative may be present to observe any testing, or other inspection performed on the Real Property. Buyer shall promptly deliver to Seller copies of any reports relating to any testing or other inspection of the Real Property performed by or on behalf of any Buyer Party in the event that (i) Buyer requests any action on the part of Seller as a result of such testing or (ii) Buyer subsequently terminates this Agreement as a result of the information contained in any such report. Buyer shall maintain, and shall ensure that its contractors maintain, public liability and property damage insurance insuring the Buyer Parties against any liability arising out of any entry or inspections of the Real Property pursuant to the provisions hereof. Such insurance maintained by Buyer shall be in the amount of Two Million and No/100 Dollars ($2,000,000.00) combined single limit for injury to or death of one or more persons in an occurrence, and for damage to tangible property (including loss of use) in an occurrence. The policy maintained by Buyer shall insure the contractual liability of Buyer covering the indemnities herein and shall (i) name Seller (and its respective successors, assigns and Affiliates) as additional insureds, (ii) contain a cross-liability provision, and (iii) contain a provision that "the insurance provided by Buyer hereunder shall be primary and noncontributing with any other insurance available to Seller." Buyer shall provide Seller with evidence of such insurance coverage prior to any entry or inspection of the Real Property. Buyer shall indemnify and hold the Seller Parties harmless from and against any Claims arising out of or relating to any entry on any Real Property by any Buyer Party, in the course of performing any inspections, testings or inquiries. The foregoing indemnity shall survive the Closing, or, if the Closing does not occur, beyond the termination of this Agreement.

            (b) Notwithstanding any provision in this Agreement to the contrary, neither Buyer nor any other Buyer Party shall contact any Governmental Authority regarding any Hazardous Materials on or the environmental condition of the Real Property without Seller's prior written consent thereto, unless required to do so by applicable law (and in such case, Buyer shall provide Seller written notice prior to such notification). Buyer may contact applicable Governmental Authorities and review public records for customary information to obtain an environmental audit of the Property. In addition, if Seller's consent is obtained by Buyer, Seller shall be entitled to receive at least five (5) Business Days' prior written notice of the intended contact and to have a representative present when Buyer has any such contact with any governmental official or representative.

     SECTION 4.7 RELEASE.

            (a) Without limiting the provisions of SECTION 4.5, Buyer, for itself and any successors and assigns of Buyer (including, without limitation, any Permitted Assignee), waives its right to recover from, and forever releases and discharges, and covenants not to sue, Seller, Seller's Affiliates, Seller's property and asset managers, any lender to Seller, the partners, trustees, shareholders, controlling persons, directors, officers, attorneys, employees and agents of each of them, and their respective heirs, successors, personal representatives and assigns (each a "SELLER PARTY", and collectively, the "SELLER PARTIES") with respect to any and all Claims, whether direct or indirect, known or unknown, foreseen or unforeseen, that may arise on account of or in any way he connected with the Property including, without limitation, the physical, environmental and structural condition of the Real Property or any law or regulation applicable thereto, including, without limitation, any Claim or matter relating to the use, presence, discharge or release of Hazardous Materials on, under, in, above or about the Real Property; PROVIDED, HOWEVER, Buyer does not waive its rights, if any, to recover from, and does not release or discharge or covenant not to sue Seller for (i) any breach of Seller's representations or warranties set forth in SECTION 4.1, subject to the limitations and conditions provided herein, (ii) any breach of Seller's obligations set forth in this Agreement, (iii) Claims covered by Seller's policies of insurance, (iv) litigation actually commenced against Seller by one or more third-parties prior to Closing, and (v) warranties and representations contained in any Closing Documents.

            (b)   This SECTION 4.7 shall survive the Closing indefinitely.

                                    ARTICLE V
                            TITLE AND SURVEY MATTERS

     SECTION 5.1 DELIVERY; OBJECTION.

            (a) Buyer acknowledges receipt from Seller of an ALTA survey last revised June 30, 2004 (the "SURVEY") of the Property prepared by Florida Design Group, Inc., and a title insurance commitment prepared by Hobby & Hobby P.A., together with copies of all Schedule B title exceptions noted therein. Buyer will, within five (5) days after the Effective Date, order a Title Commitment from Title Company (the "TITLE COMMITMENT"). Buyer shall have until July 23,2004 to review the Survey and Title Commitment and to deliver in writing to Seller such objections as Buyer may have to anything contained in the Survey or the Title Commitment. Any such item to which Purchaser shall not object shall be deemed a "PERMITTED EXCEPTION." Seller shall have a period of five (5) days after receipt of Buyer's notice of title objections to advise Buyer is Seller is willing to cure such objections (but Seller shall be under no obligation to do so). In the event that Seller elects not to cure any title objections raised by the Buyer, Buyer's sole remedies shall be to waive such objection and proceed to Closing, or terminate this Agreement and receive a refund of the Deposit, in which case this Agreement shall terminate and neither party shall have further rights or obligations hereunder. Nothing contained herein shall require Seller to bring any action or proceeding or otherwise to incur any expense to correct, discharge or otherwise remove title exceptions or defects with respect to the Property or to remove, remedy or comply with any other grounds for Buyer's refusing to approve title, PROVIDED that Seller, at Seller's sole cost and expense, shall be obligated to remove or discharge, or otherwise cause the Title Company to omit as an exception to title or to insure against collection thereof from or against the Property any mortgages created by Seller, any mechanics' liens or judgment liens that are the obligation of Seller (as opposed to any Tenant or other third party) and any liens and encumbrances voluntarily created by Seller in violation of SECTION 7.3 (collectively, the "REQUIRED DELETION ITEMS"). If on the Closing Date there are any Required Deletion Items, Seller may use any portion of the Purchase Price payable pursuant to SECTION 2.2(b) to satisfy same, PROVIDED the Title Company shall omit such lien or encumbrance as an exception to title.

     SECTION 5.2 EVIDENCE OF TITLE. Delivery of title in accordance with the foregoing shall be evidenced by the Title Company issuing, or to committing to issue, at Closing, upon payment by Seller of the applicable premium therefor, an ALTA Extended Form Owner's Policy of Title Insurance in the amount of the Purchase Price showing title to the Property vested in Buyer or its Permitted Assignee or designee, subject only to the Permitted Exceptions (the "TITLE POLICY").

                                   ARTICLE VI
                              BROKERS AND EXPENSES

     SECTION 6.1 BROKERS. Seller and Buyer represent and warrant to each other that no broker or finder was instrumental in arranging or bringing about this transaction and that there are no claims or rights for brokerage commissions or finders' fees in connection with the transactions contemplated hereby by any person or entity. If any person brings a claim for a commission or finder's fee based upon any contact, dealings or communication with Buyer or Seller, then the party through whom such person makes its claim shall defend the other party (the "INDEMNIFIED PARTY") from such claim, and shall indemnify the Indemnified Party and hold the Indemnified Party harmless from any and all costs, damages, claims, liabilities or expenses (including without limitation, reasonable attorneys' fees and disbursements) incurred by the Indemnified Party in defending against the claim. The provisions of this SECTION 6.1 shall survive the Closing or, if the Closing does not occur, any termination of this Agreement.

     SECTION 6.2 EXPENSES. Except as provided in SECTION 8.5(d), each party hereto shall pay its own expenses incurred in connection with this Agreement and the transactions contemplated hereby.

                                   ARTICLE VII
                        INTERIM OPERATION OF THE PROPERTY

     SECTION 7.1 INTERIM OPERATION OF THE PROPERTY.

            (a) Except as otherwise contemplated or permitted by this Agreement or approved by Buyer in writing, from the Effective Date to the Closing Date, Seller agrees that it will carry on the business of Seller with respect to the Property in the manner in which it has heretofore conducted such business.

            (b) In the event Seller enters into any new Contract or Lease, or amends any existing Contract or Lease, prior to the expiration of the Due Diligence Period, Seller shall provide Buyer a copy of the same within three (3) Business Days after entering into any such new or amended Contract or Lease, and Buyer shall have until the expiration of the Due Diligence Period to review any such new or amended Contract or Lease, PROVIDED in no event shall Buyer have less than five (5) days prior to the expiration of the Due Diligence Period to complete such review (and the Due Diligence Period shall be extended as necessary).

            (c) Following the expiration of the Due Diligence Period, Seller shall first obtain Buyer's reasonable approval prior to entering into any new Contract or Lease, or amending any existing Contract or Lease. Any such approval, by Buyer shall not be unreasonably withheld or delayed and shall be deemed granted if Buyer does not respond in writing to Seller's request for approval within three (3) Business Days from its receipt thereof.

     SECTION 7.2 VACANT SPACES.

     As of the Effective Date of this Agreement, certain spaces within the Property are vacant with no tenant paying rent (the "VACANT SPACES"). A schedule of the Vacant Spaces is attached hereto as SCHEDULE 7.2.1. At Closing, Seller agrees to establish an escrow (the "MASTER LEASE ESCROW") with the Escrow Agent from the proceeds of the Purchase Price in the amount of: (i) rent and additional charges for the Vacant Spaces for a period of twenty four (24) months following the Closing Date, subject to the limitations set forth hereinbelow in this Section; and (ii) estimated brokerage commissions in the amount of $3.00 per square foot and estimated tenant improvement allowances in the amount of $5.00 per square foot for vanilla box finish ($15.00 if not vanilla box finish) with respect to each of the Vacant Spaces (such estimated brokerage commissions and tenant improvement allowances being hereinafter collectively referred to as the "VACANT SPACES LEASE-UP COSTS"). Notwithstanding, Buyer acknowledges that the space shown on the rent roll as "MIN B" (10,000 square feet) is being divided into three (3) spaces of 6,000 square feet, 1,400 square feet, and 1,600 square feet, and the Seller is negotiating leases for such space; NO MASTER LEASE WILL BE REQUIRED FOR THE 800 SQUARE FOOT BALANCE OF SUCH DIVIDED SPACE.

     Buyer and Seller agree that if any portion of the Vacant Spaces is leased in accordance with the terms of this Agreement between now and the Closing Date, the actual amount to be placed into such escrow shall be recalculated as of the Closing Date to reflect such leased space and the terms of the applicable leases. The Master Lease Escrow shall be invested by the Escrow Agent in an interest-bearing account with a federally-insured banking institution reasonably acceptable to Seller and Buyer pursuant to an escrow agreement approved by the parties and the Escrow Agent. Buyer shall have the right to draw from the Master Lease Escrow, on the first day of each month, an amount sufficient to pay the monthly rental amounts set forth in SCHEDULE 7.2.1 for the Vacant Spaces, together with estimated common area maintenance charges ("CAM"), insurance and Real Estate Taxes with respect thereto.

     The estimated payments for CAM, insurance and Real Estate Taxes withdrawn monthly by Buyer shall be reconciled by Buyer and Seller within sixty (60) days after the end of each calendar year during the Master Lease Escrow or the end of the Master Lease Escrow (whichever occurs first) to the actual charges for CAM, insurance and Real Estate Taxes. Upon reconciliation, if one party owes the other party a refund or payment, respectively, then such party shall pay the other party within thirty (30) days after its receipt of the reconciliation statement. Seller's obligations in respect thereof for any Vacant Space, as the case may be, shall terminate on the date that is the earlier to occur of (i) the date that a tenant, reasonably acceptable to both Seller and Buyer, begins the payment of rent and additional charges in an amount equal to or greater than the amount shown in SCHEDULE 7.2.1 with respect to such space, or (ii) one (1) year following the Closing Date. The Vacant Spaces Lease-Up Costs shall be disbursed to Buyer from time-to-time, with Seller's prior, written approval, which approval shall not be unreasonably withheld, delayed or conditioned and shall be given if Seller shall not have provided notice to the contrary within five (5) Business Days from Buyer's disbursement request, in order for Buyer to pay such brokerage commissions or tenant improvement costs as are due under any Lease entered into by Buyer for a Vacant Space after the Closing Date, as demonstrated by applicable invoices and appropriate lien waivers or releases. Buyer and Seller shall both use reasonable efforts to lease the Vacant Spaces. Buyer shall not unreasonably withhold its consent to any New Lease for a Vacant Space procured by Seller so long as (a) such tenant will be paying, at a minimum, the rental amounts set forth in SCHEDULE 7.2.1, and (b) the brokerage fee and tenant improvement allowance do not exceed the amounts set forth in SCHEDULE 7.2.1; PROVIDED, HOWEVER, in the event the brokerage fee and/or tenant improvement allowance for any proposed lease do exceed the amount set forth in SCHEDULE 7.2.1, Buyer shall not unreasonably withhold its consent to such proposed lease if Seller agrees to pay all excess costs above the Vacant Space Lease-Up Costs shown on SCHEDULE 7.2.1. In the event any Tenant of a Vacant Space fails to begin the payment of rent or additional charges as required pursuant to the terms of such Tenant's Lease as a result of a default by Buyer, as landlord under the Tenant's Lease, Seller's obligations to pay such rent and additional charges for such Vacant Space shall terminate as of the date of Buyer's default.

     Amounts in the Master Lease Escrow applicable to a Vacant Space (exclusive of the Vacant Spaces Lease-Up Costs for executed leases, to the extent such Vacant Space Lease-Up Costs have not been paid to the applicable Tenant) shall be released to the Seller once an executed Lease is obtained for the applicable Vacant Space, and any balance remaining in the Master Lease Escrow (exclusive of the Vacant Spaces Lease-Up Costs for executed leases, to the extent such Vacant Space Lease-Up Costs have not been paid to the applicable Tenant) shall be released to the Seller in all events on the date that is twenty four (24) months following the Closing and Seller shall have no further liability with respect to any matters set forth in this SECTION 7.2(a).

     SECTION 7.3 LEASING COSTS.

            (a) In the event that there are any unpaid costs for tenant improvement work or allowances, third-party leasing commissions, or other leasing costs (collectively, "LEASING COSTS") with respect to any Lease as of the Closing Date, then at Closing, Buyer shall receive a credit towards the Purchase Price for any unpaid Leasing Costs. A schedule of all unpaid Leasing Costs, as of the Effective Date of this Agreement, is attached hereto as
SCHEDULE 7.3.1 (the "SCHEDULE OF LEASING COSTS").

            (b) If the Closing occurs, Buyer shall be responsible and shall pay for any Leasing Costs relating to or arising from (i) those Leases or modifications of Leases entered into by Buyer on or after the Closing Date and for those Leases listed in SCHEDULE 7.3.1 that were entered into prior to the Closing Date for which Buyer shall receive a credit towards the Purchase Price at Closing, and (ii) the exercise by a Tenant of a renewal, expansion or extension option contained in any Lease, which renewal or extension period commences, or which expansion space such Tenant first has the right to occupy, on or after the Closing Date.

            (c)   The provisions of this SECTION 7.3 shall survive the Closing.

     SECTION 7.4 SELLER'S MAINTENANCE OF THE PROPERTY. Between the Effective Date and the Closing Date, Seller shall (a) maintain the Property in substantially the same manner as prior hereto pursuant to Seller's normal course of business, subject to reasonable wear and tear and further subject to the occurrence of any damage or destruction thereto by casualty or other causes or events beyond the control of Seller; PROVIDED, HOWEVER, that Seller's maintenance obligations under this SECTION 7.4 shall not include any obligation to make capital expenditures not incurred in Seller's normal course of business or any other expenditures not incurred in Seller's normal course of business;
(b) continue to maintain its existing insurance coverage; and (c) not grant any voluntary liens or encumbrances affecting the Property other than Permitted Exceptions of the type described in clauses (i) and (x) of SECTION 5.1(b).

     SECTION 7.5 LEASE ENFORCEMENT. Subject to the provisions of SECTION 7.1, prior to the Closing Date, Seller shall have the right, but not the obligation, to enforce the rights and remedies of the landlord under any Lease or New Lease, by summary proceedings or otherwise, and to apply all or any portion of any security deposits then held by Seller toward any loss or damage incurred by Seller by reason of any defaults by any Tenant, PROVIDED, that (i) with respect to delinquent rents, Seller may apply Tenant security deposits held by Seller only to rents that are thirty (30) days or more past due and (ii) with respect to any application by Seller of Tenant security deposits held by Seller, Seller will deliver, in connection with any such application, written notice to the affected Tenant(s) indicating that their security deposits have been or are being so applied.

     SECTION 7.5 LEASE TERMINATION PRIOR TO CLOSING. Except as otherwise expressly provided in SECTION 3.1(f), the bankruptcy or default of any Non-Anchor Tenant or the termination of any Lease of a Non-Anchor Tenant or New Lease or the removal of any Non-Anchor Tenant by reason of a default by such Tenant (by summary proceedings or otherwise) or by operation of the terms of such Lease or New Lease shall not affect the obligations of Buyer under this Agreement in any manner or entitle Buyer to a reduction in, or credit or allowance against, the Purchase Price or give rise to any other claim on the part of Buyer.

     SECTION 7.7 TENANT NOTICES. At the Closing, Seller shall furnish Buyer with a signed notice to be given to each Tenant. Such notice shall disclose that the Property has been sold to Buyer and that, after the Closing, all rents should be paid to Buyer.

     SECTION 7.8 RISK OF LOSS AND INSURANCE PROCEEDS. Buyer shall be bound to purchase the Property for the full Purchase Price as required by the terms hereof, without regard to the occurrence or effect of any damage to the related Real Property or destruction of any improvements thereon or condemnation of any portion of the Property, PROVIDED THAT upon the Closing, there shall be a credit against the Purchase Price due hereunder equal to the amount of any insurance proceeds or condemnation awards collected by Seller as a result of any such damage or destruction or condemnation, plus the amount of any insurance deductible or any uninsured amount or retention, less any sums reasonably expended by Seller prior to the Closing for the restoration or repair of the Property or in collecting such insurance proceeds or condemnation awards. Seller shall provide Buyer with a certificate of insurance for Seller's property insurance policy so that Buyer can confirm its satisfaction with such policy. Seller agrees that it will maintain such policy in full force and effect until the Closing. If the proceeds or awards have not been collected as of the Closing, then such proceeds or awards shall be assigned to Buyer, except to the extent needed to reimburse Seller for sums it reasonably expended prior to the Closing for the restoration or repair of the Property or in collecting such insurance proceeds or condemnation awards. Notwithstanding the foregoing, (i) Seller shall not settle, compromise or otherwise stipulate any award or recovery in connection with any damage, destruction or condemnation, in each case if such damage, destruction or condemnation impairs the value of the Property by at least One Hundred Thousand and No/100 Dollars ($100,000.00) and occurs after the expiration of the Due Diligence Period, without the prior written approval of Buyer, which approval shall not be unreasonably withheld, (ii) following the expiration of the Due Diligence Period, Buyer shall have the right to participate in any such settlement or other proceedings, and (iii) if the amount of the damage or destruction as described in this SECTION 7.7 exceeds Two Hundred Fifty Thousand and No/100 Dollars ($250,000), then Buyer may, at its option to be exercised within five (5) Business Days of Seller's written notice of the occurrence of the damage or destruction, either terminate this Agreement or consummate the purchase for the full Purchase Price as required by the terms hereof. If Buyer elects to terminate this Agreement, then the Deposit shall be immediately returned to Buyer and neither party shall have any further rights or obligations hereunder except to the extent set forth in SECTIONS 4.6(a), 6.1,
9.4 and 9.10(a). If Buyer elects to proceed with the purchase, then upon the Closing, Buyer shall be entitled to a credit against the Purchase Price and shall receive an assignment of any uncollected proceeds or awards, all as set forth in this SECTION 7.8 above. The provisions of this SECTION 7.8 shall survive the Closing.

     SECTION 7.9 NOTIFICATIONS. Between the Effective Date and the Closing, Seller shall promptly notify Buyer of any condemnation, environmental, zoning or other land-use regulation proceedings relating to the Property of which Seller obtains knowledge, any notices of violations of any legal requirements relating to the Property received by Seller, any litigation of which Seller obtains knowledge that arises out of the ownership of the Property unless covered by insurance usual, reasonable and customary for such risks (subject to customary deductibles), and any other matters that would materially affect Seller's representations and warranties hereunder.

                                  ARTICLE VIII
                               CLOSING AND ESCROW

     SECTION 8.1 ESCROW INSTRUCTIONS. Upon execution of this Agreement, the parties hereto shall deposit an executed counterpart of this Agreement with the Escrow Agent, and this instrument shall serve as the instructions to the Escrow Agent as the escrow holder for consummation of the purchase and sale contemplated hereby. Seller and Buyer agree to execute such reasonable additional and supplementary escrow instructions as may be appropriate to enable the Escrow Agent to comply with the terms of this Agreement; PROVIDED, HOWEVER, that in the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions, the terms of this Agreement shall control, unless a contrary intent is expressly indicated in such supplementary instructions.

     SECTION 8.2 CLOSING. The Closing hereunder shall be held and delivery of all items to be made at the Closing under the terms of this Agreement shall be made at the local office of the Title Company at 10:00 A.M. (Eastern Time) on a date designated by Buyer in writing, not later than five (5) business days after the expiration of the Inspection Period (the "CLOSING DATE"), with time being of the essence. Except as otherwise permitted under this Agreement, such date and time may not be extended without the prior written approval of both Seller and Buyer.

     SECTION 8.3 DEPOSIT OF DOCUMENTS.

            (a) At or before the Closing, Seller shall deposit into escrow the following items:

                  (i) a duly executed and acknowledged Special Warranty Deed in the form attached hereto as EXHIBIT A (the "DEED");

                  (ii) a duly executed Bill of Sale for the Property in the form attached hereto as EXHIBIT B (the "BILL OF SALE");

                  (iii) a duly executed counterpart of an Assignment and Assumption of Leases for the Property in the form attached hereto as EXHIBIT C (the "ASSIGNMENT OF LEASES");

                  (iv) a duly executed counterpart of an Assignment and Assumption of Contracts, Warranties and Guaranties and Other Intangible Property for the Property in the form attached hereto as EXHIBIT D (the "ASSIGNMENT OF CONTRACTS");

                  (v) a duly executed counterpart of such disclosures and reports (including withholding certificates) as are required by applicable state and local law in connection with the conveyance of the Property;

                  (vi) Seller's affidavit to the Title Company, in the form of EXHIBIT E attached hereto (the "SELLER'S AFFIDAVIT"); and

                  (vii) an affidavit pursuant to Section 1445(b)(2) of the Code, and on which Buyer is entitled to rely, that Seller is not a "foreign person" within the meaning of Section 1445(f)(3) of the Code; and

                  (viii) a Reciprocal Easement Agreement in form and content acceptable to the Seller and Buyer with respect to the Seller Retained Land which is to be finalized during the Due Diligence Period (the "RETAINED PARCEL REA");

            (b) At or before Closing, Buyer shall deposit into escrow the following items:

                  (i) the Purchase Price;

                  (ii) a duly executed counterpart of the Assignment of Leases;

                  (iii) a duly executed counterpart of the Assignment of Contracts; and

                  (iv) a duly executed counterpart of the Retained Parcel REA;
     and

            (v) a duly executed counterpart of such disclosures and reports as are required by applicable state and local law in connection with the conveyance of the Property.

            (c) Buyer and Seller shall endeavor in good faith to agree on the final, execution form of all of the documents referred to above on or before the last day of the Due Diligence Period. Buyer and Seller shall each deposit such other instruments as are reasonably required by the Title Company or otherwise required to close the escrow and consummate the purchase and sale of the Property in accordance with the terms hereof; PROVIDED, that Seller shall not be required to provide any indemnities or affidavits or to escrow any funds other than Seller's Affidavit.

            (d) Seller shall deliver to Buyer originals of the Leases (or, if originals are not available, copies), copies of the tenant correspondence files of the Real Property in Seller's possession, a set of keys to the Real Property and originals (or copies, if originals are not available) of any other items in Seller's possession relating to the use, ownership, operation, maintenance, leasing, repair, alteration, management or development of the Real Property, all within five (5) Business Days after the Closing Date. Following the Closing, Buyer shall make all Leases, Contracts, other documents, books, records and any other materials in its possession, to the extent the same relate to the period of Seller's ownership of the Property, available to Seller or its representatives for inspection and/or copying at reasonable times and upon reasonable notice.

     SECTION 8.4 ESTOPPEL CERTIFICATES.

     (a) Seller shall use its reasonable efforts (without incurring any additional expense) to obtain and deliver to Buyer not later than five (5) days prior to the Closing Date tenant estoppel certificates, in substantially the form attached hereto as EXHIBIT F, from (a) each of the Anchor Tenants, and (b) eighty percent (80%) of the square footage leased by Non-Anchor Tenants. Notwithstanding anything contained herein to the contrary, if a form of estoppel certificate is attached to or otherwise prescribed in a particular lease document or if it is the policy of any Tenant that a particular form of estoppel certificate be used, that form (the "PRESCRIBED FORM") shall be deemed to be acceptable to Buyer. Each tenant estoppel certificate shall bear an effective date not earlier than a date within thirty (30) days preceding the Closing Date. In the event that an estoppel certificate is not obtained from any Tenant, Seller shall provide a certificate to Buyer in the form attached hereto as EXHIBIT G. Seller's representations and warranties in the certificate shall survive the Closing, PROVIDED THAT (i) Buyer must give Seller a Claim Notice with respect to any claim it may have against Seller for a breach of any such representation and warranty and must commence litigation (if any) relating to such Claim Notice by the times set forth in SECTION 4.3(b) (and any claim that Buyer may have that is not so asserted, or litigation by Buyer that is not so commenced, shall not be valid or effective and Seller shall have no liability whatsoever with respect thereto), and (ii) any certificate delivered by Seller pursuant to this SECTION
8.4 shall cease to survive the Closing to the extent specifically confirmed by a tenant estoppel certificate delivered by a Tenant.

     (b) Seller shall use its reasonable efforts (without incurring any additional expense) to obtain and deliver to Buyer not later than five (5) days prior to the Closing Date an estoppel certificate (an "REA Estoppel Certificate") from each party to any reciprocal easement agreement, declaration of covenants, operating agreement or similar agreement ("REA") affecting the Property indicating that the REA is in full force and effect, and to the best of such party's knowledge, neither Seller nor any other party to such REA is in default of its obligations thereunder.

     SECTION 8.5 PRORATIONS.

     The following shall be adjusted between Seller and Buyer and shall be prorated as of 12:01 A.M. (Eastern Time) on the Closing Date with Buyer deemed the owner of the Property on the entire Closing Date:

            (a) Rents, common area charges, escalations and other tenant reimbursements (other than security deposits and real property taxes reimburseable by tenants on any annual basis) payable under the Existing Leases and New Leases (collectively, the "RENTS") for the Property or portions thereof shall be prorated as of the Closing Date on an accrual basis. If any Rents are delinquent as of the Closing Date (hereinafter called the "DELINQUENT RENTS"), then all Rents collected by Purchaser after the Closing shall be applied first to current Rents and then to Delinquent Rents, provided further that any Delinquent Rents paid by Tenants therefor and specifically identified as such by the Tenant shall be treated as a reimbursement of such charges regardless of the order of priority otherwise set forth in this SECTION 8.5(a). Buyer shall use reasonable efforts until December 31, 2004 to collect any Delinquent Rents, including any unpaid amounts previously billed for common area maintenance charges, Real Estate Taxes and insurance for the year ending December 31, 2003 (the "2003 RECONCILIATION PAYMENTS") that accrued prior to the Closing Date. Seller agrees to forward any Rents received by it after the Closing Date to Buyer for application in accordance with the provisions hereof. The amount of any security deposits that are required to be returned to Tenants under Leases shall be credited against the Purchase Price (and Seller shall be entitled to retain such security deposits). Seller may not pursue litigation against any tenant for Delinquent Rents or 2003 Reconciliation Payments.

            (b) Real Estate Taxes for the then current year relating to the Property shall be prorated as of the Closing Date. If the Closing shall occur before the tax rate is fixed for the then current year, the apportionment of taxes shall be made on the basis of the tax rate for the immediately preceding year applied to the latest assessed valuation of the Property, provided that, if the taxes actually due for the current year are more or less than the taxes for the preceding year, then within thirty (30) days after the issuance of the then current year's tax bill, Seller and Buyer shall adjust the proration of such taxes and Seller or Buyer, as the case may be, shall pay to the other any amount required as a result of such adjustment; this covenant shall not merge with the Deed delivered hereunder but shall survive the Closing. All special taxes or assessments assessed prior to the Closing Date shall be paid by Seller, and those assessed after the Closing Date shall be paid by Buyer. Tax reimbursements from Tenants shall, upon receipt, be equitably prorated and reimbursed to Seller. Buyer shall make reasonable efforts to promptly collect all tax reimbursements from the Tenants.

            (c) All other income from, and expenses of, the Property, including but not limited to public utility charges, interest, maintenance charges and service charges, shall be prorated as of the Closing Date, except as set forth hereinbelow. To the extent that information for any such proration is not available at the Closing, the parties shall effect such proration within ninety (90) days after Closing. If, however, the proration of percentage rental from any Tenant or any other item of income or expense cannot be made within ninety (90) days after the Closing, then the proration of such item for each such Tenant shall be made within ten (10) days after the information relating to such item becomes available. Percentage rents for each Tenant Lease shall be prorated on the basis of the number of days lapsed during the Tenant's percentage rent period as of the Closing Date and not on the basis of the amount of the Tenant's sales which accrued during such percentage rent period as of the Closing Date.

            Within ninety (90) days after the Closing Date, Seller agrees to provide Buyer (i) a detailed operating expense statement for the actual costs incurred by Seller for operating expenses and other pass-through items that are reimbursable to Seller, as landlord, by Tenants under the Leases (collectively, the "REIMBURSEMENT EXPENSES") that covers the period from the beginning of the then current billing/reconciliation period for such party through the Closing Date together with copies of supporting invoices and other documentation supporting the expenses; and (ii) a statement showing amounts actually collected by Seller as estimated payments or otherwise from the Tenants for the Reimbursement Expenses that covers the period from the beginning of the then current tenant billing/reconciliation period through the Closing Date. Buyer and Seller agree that they will promptly, at the end of the calendar year of the year in which the Closing occurs (or, if the current billing/reconciliation period ends on other than the end of the calendar year, the end of the current applicable billing/reconciliation period), reconcile the Tenants' payments of the Reimbursement Expenses, and Buyer will bill the Tenants promptly for any amounts owed by the Tenants to landlord for payment of the Reimbursement Expenses. In reconciling the Tenants' payments of the Reimbursement Expenses, Buyer and Seller agree to reallocate between them the total amount actually collected by Buyer and Seller for the Reimbursements Expenses for the calendar year (or other applicable billing/reconciliation period corresponding to the applicable period for reconciling the Reimbursement Expenses under the Leases) in which the Closing occurs based on the proportion that the actual costs incurred by each party for the Reimbursement Expenses bears to the total of the

Reimbursement Expenses incurred by the parties combined. To the extent either party has collected more than its share of the Tenants' payment for the Reimbursement Expenses as determined by the preceding sentence, such party shall promptly remit such excess amount to the other party; PROVIDED, to the extent the Tenants are due a refund for overpayment of the Reimbursement Expenses attributable to any such excess amount, Buyer may retain such excess amount for the purpose of reimbursing amounts due to Tenants in reconciling the such party's payment of the Reimbursement Expenses. After making the adjustments provided by the previous two sentences, Buyer will promptly remit Seller's pro rata share of any additional amounts actually collected from the Tenants as the result of reconciliation billing to the Tenants for the Reimbursement Expenses due landlord. In the event any amounts are owing to the Tenants, Buyer will notify Seller of its pro rata share of such amounts, with appropriate back-up, and Seller will promptly within thirty (30) days after receipt remit its share of such amounts to Buyer who will then reimburse the Tenants for any amounts owed by landlord. In reconciling the Tenants' payments and determining the pro rate share due to or from Seller, the total amount owing to the Tenants or the total amount collected from the Tenants, shall be multiplied by a fraction the numerator of which shall be the actual expenses incurred by Seller for the Reimbursement Expenses for the applicable billing/reconciliation period and the denominator of which will be the total of the Reimbursement Expenses incurred by both Buyer and Seller combined for the applicable tenant billing/reconciliation period for such expenses.

            (d)   Seller shall calculate the prorations contemplated by this
SECTION 8.5 for Closing for Buyer's review and approval. Buyer and its representatives and auditors shall be afforded the opportunity to review all underlying financial records and work papers pertaining to the preparation of Seller's proration statements, and Seller will provide Buyer such backup information as is reasonably requested to verify Seller's proposed prorations.

            (e) At the Closing, Buyer shall pay the deed and/or other recordation fees and the cost of obtaining a Phase One or other environmental audit/engineering reports. Seller shall pay the documentary stamp tax on the transfer, deed stamp or other similar taxes or fees, the premium for the issuance by the Title Company of the Title Policy (except that the cost of any endorsements requested by Buyer's lender, shall be at Buyer's sole cost and expense) and all title search, underwriting, and other related fees and expenses charged by the Title Company and the cost of obtaining the Survey.

            (f) Notwithstanding anything to the contrary herein, to the extent set forth in SECTION 8.6, Seller reserves the right to protest any Real Estate Taxes relating to the period prior to the Closing Date and to receive and retain any refunds on account of such Real Estate Taxes.

            (g) The obligations of Seller and Buyer under this SECTION 8.5 shall survive for one (1) year from the Closing Date.

     SECTION 8.6 TAX CERTIORARI PROCEEDINGS. Seller is hereby authorized, but not obligated, to (a) commence (prior to the Closing Date) or continue (after the Effective Date and after the Closing Date) any proceeding for the reduction of the assessed valuation of the Property for any tax year which, in accordance with the laws and regulations applicable to the Property, requires that, to preserve the right to bring a tax certiorari proceeding with respect to such tax year, such proceeding be commenced prior to the Closing Date and (b) endeavor to settle any such proceeding in Seller's discretion. After the Closing, with respect to the Property, (i) Seller shall retain all rights (subject to any rights of Tenants under their Leases) with respect to any tax year ending prior to the tax year (and all refunds relating thereto) in which the Closing Date occurs, and shall have the sole right to participate in and settle any proceeding relating thereto (PROVIDED, that such settlement does not affect the assessed tax value for any subsequent tax year), and (ii) Buyer shall have all rights (subject to any rights of Tenants under their Leases) with respect to any tax year (and all refunds relating thereto) which ends after the Closing Date; PROVIDED, HOWEVER, that if the proceeding is for a tax year in which the Closing Date occurs, such settlement shall not be made without Buyer's prior consent, which consent shall not be unreasonably withheld or delayed. With respect to any such proceeding for a tax year in which the Closing Date occurs (whether commenced by Seller or Buyer), any refund or credit of taxes for such tax year shall be applied first to the unreimbursed out-of-pocket expenses, including reasonable attorneys' fees, necessarily incurred in obtaining such refund or credit, and second, to any Tenant entitled to same, and the balance shall be apportioned between Seller and Buyer as of the Closing Date in accordance with the proportion of the applicable tax year occurring before and after the Closing Date. In each case, the party which prosecuted the proceeding shall deliver to the other copies of receipted tax bills and any decision or settlement agreement evidencing the reduction in taxes. If any refund shall be received by Seller which is for the account of Buyer as provided in this SECTION 8.6, then Seller shall hold Buyer's share thereof in trust for Buyer and, promptly upon receipt thereof, pay such share to Buyer or any other party entitled to the same as provided above. If any refund shall be received by Buyer which is for the account of Seller as provided in this SECTION 8.6, then Buyer shall hold Seller's share thereof in trust for Seller and, promptly upon receipt thereof, pay such share to Seller or any other party entitled to the same as provided above. Each party shall execute any and all consents or other documents as may be reasonably necessary to be executed by such party so as to permit the other party to commence or continue any tax certiorari proceeding which such other party is authorized to commence or continue pursuant to the terms of this SECTION 8.6, or to collect any refund or credit with respect to any such tax proceeding. The provisions of this SECTION
8.6 shall survive the Closing.

                                   ARTICLE IX
                                  MISCELLANEOUS

     SECTION 9.1 NOTICES. Any notices required or permitted to be given hereunder shall be given in writing and shall be delivered (a) in person, (b) by certified mail, postage prepaid, return receipt requested, (c) by a commercial overnight courier that guarantees next day delivery and provides a receipt or
(d) by legible facsimile (followed by hard copy delivered in accordance with the preceding subsections (a)-(c)), and such notices shall be addressed as follows:

     To Buyer:                Inland Real Estate Acquisitions, Inc.
                              2901 Butterfield Road
                              Oak Brook, IL 60523
                              Attn: Louis Quilici
                              Telephone No.: (630)218-4925
                              Facsimile No.: (630)218-4935
     with a copy to:          The Inland Real Estate Group, Inc.
                              Law Department
                              Attn: Robin Rash, Esq.
                              2901 Butterfield Road
                              Oak Brook, Illinois 60523
                              Phone: 630/218-8000 ext. 2854
                              Fax: 630/218-4900

     To Seller:               AIG Baker MRP, L.L.C.
                              c/o AIG Baker Shopping Center Properties, L.L.C.
                              1701 Lee Branch Lane
                              Birmingham, AL 35242
                              Attn: Ronald L. Carlson
                              Telephone No.: (205)969-1000
                              Facsimile No.: (205)969-1051

     with copies to:          AIG Baker Shopping Center Properties, L.L.C.
                              1701 Lee Branch Lane
                              Birmingham, AL 35242
                              Attn: Nick C. Whitehead, Esq.
                              Telephone No.: (205)969-1000
                              Facsimile No.: (205)969-9467

     and                      AIG Global Real Estate Investment Corp.
                              One Chase Manhattan Plaza
                              57th Floor
                              New York, NY 10005
                              Attn: Kevin P. Fitzpatrick
                              Telephone No.: (212)504-5200
                              Facsimile No.: (212)514-5228

     and                      Burr & Forman LLP
                              420 North 20th Street
                              Suite 3100
                              Birmingham, Alabama 35203
                              Attn: Gail Livingston Mills, Esq.
                              Telephone No.: (205) 458-5300
                              Facsimile No.: (205) 458-5100

or to such other address as either party may from time to time specify in writing to the other party. Any notice shall be effective only upon receipt (or refusal by the intended recipient to accept delivery).

     SECTION 9.2 ENTIRE AGREEMENT. This Agreement, together with the Exhibits and Schedules hereto, contains all representations, warranties and covenants made by Buyer and Seller and constitutes the entire understanding between the parties hereto with respect to the subject matter hereof. Any correspondence, memoranda or agreements between the parties, including, without limitation, any oral or written statements made by Seller, its Affiliates, employees or agents, are not binding on or enforceable against any party, and are superseded and replaced in total by this Agreement together with the Exhibits and Schedules hereto.

     SECTION 9.3 TIME. Time is of the essence in the performance of each of the parties' respective obligations contained herein.

     SECTION 9.4 ATTORNEYS' FEES. If either party hereto fails to perform any of its obligations under this Agreement or if any dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Agreement, then the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs (including costs of any trial or appeal therefrom) and reasonable attorneys' fees and disbursements.

     SECTION 9.5 NO MERGER. The obligations contained herein, the performance of which is contemplated after the Closing, shall not merge with the transfer of title to the Property but shall remain in effect until fulfilled.

     SECTION 9.6 ASSIGNMENT. Buyer's rights and obligations hereunder shall not be assignable, directly or indirectly, without the prior written consent of Seller; PROVIDED, THAT Buyer may, by written notice delivered to Seller not less than five (5) Business Days prior to the Closing, assign its rights under this Agreement any entity sponsored by Inland Retail Real Estate Trust, Inc., Inc., Inland Western Retail Real Estate Trust, Inc., or to any Affiliate of the Inland Group, Inc. (a "PERMITTED ASSIGNEE") and Seller shall convey the Property at Closing (on behalf of Buyer) in accordance with such written instructions. Nothing contained in the preceding sentence shall be deemed to diminish or otherwise affect the obligations of Buyer hereunder, including the obligations to pay the Purchase Price at Closing and to indemnify Seller and the other Seller Parties in accordance with the terms hereof. Subject to the limitations described herein, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

     SECTION 9.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     SECTION 9.8 GOVERNING LAW; JURISDICTION AND VENUE.

            (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA.

            (b) For the purposes of any suit, action or proceeding involving this Agreement, Buyer and Seller hereby expressly submit to the jurisdiction of all federal and state courts sitting in the State of Florida and consent that any order, process, notice of motion or other application to or by any such court or a judge thereof may be served within or without such court's jurisdiction by registered mail or by personal service, provided that a reasonable time for appearance is allowed, and Buyer and Seller agree that such courts shall have the exclusive jurisdiction over any such suit, action or proceeding commenced by any party. In furtherance of such agreement, Buyer and Seller agree upon the request of the other to discontinue (or agree to the discontinuance of) any such suit, action or proceeding pending in any other jurisdiction.

            (c) Buyer and Seller hereby irrevocably waive any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any federal or state court sitting in the State of Florida and hereby further irrevocably waive any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

     SECTION 9.9 WAIVER OF TRIAL BY JURY. EACH PARTY HEREBY WAIVES, IRREVOCABLY AND UNCONDITIONALLY, TRIAL BY JURY IN ANY ACTION BROUGHT ON, UNDER OR BY VIRTUE OF OR RELATING IN ANY WAY TO THIS AGREEMENT OR ANY OF THE DOCUMENTS EXECUTED IN CONNECTION HEREWITH, THE PROPERTY, OR ANY CLAIMS, DEFENSES, RIGHTS OF SET-OFF OR OTHER ACTIONS PERTAINING HERETO OR TO ANY OF THE FOREGOING.

     SECTION 9.10 CONFIDENTIALITY AND RETURN OF DOCUMENTS.

            (a) As a condition to Seller's agreement to furnish and/or disclose Evaluation Material (as defined below) to Buyer, any Permitted Assignee(s) and their Affiliates and representatives for review and inspection, Buyer (on behalf of itself, any Permitted Assignee(s), and their respective Affiliates and representatives) hereby agrees to be bound by the terms set forth in this Section 9.10(a).

                 (i) "EVALUATION MATERIAL" shall include all documents, and other written or oral information, as well as diskettes and other forms of electronically transmitted data, furnished to Buyer, a Permitted Assignee, or their respective officers, directors, employees, agents, advisors, Affiliates or representatives (collectively, "REPRESENTATIVES") by Seller or its Affiliates relating to the Property, as well as written memoranda, notes, analyses, reports, compilations, or studies prepared by Buyer or its Representatives (in whatever form of medium) that contain, or are derived from, such information provided by Seller. Notwithstanding the foregoing, information provided by Seller shall not constitute "Evaluation Material" if such information (i) is or becomes generally available to the public other than as a result of a disclosure by or through Buyer or its Representatives in contravention of this SECTION 9.10(a) or (ii) is or becomes available to Buyer from a source (other than Seller) not bound, to the knowledge of Buyer, by any legal or contractual obligation prohibiting the disclosure of Evaluation Material by such source to Buyer.

                 (ii) Buyer agrees that it and its Representatives will use the Evaluation Material exclusively for the purpose of evaluating the merits of a possible purchase of the Property as contemplated by this Agreement and not for any other purpose whatsoever. Buyer (on behalf of itself and its Representatives) further agrees that it will not disclose any Evaluation Material or use it to the detriment of Seller or its Affiliates; PROVIDED, HOWEVER, that Buyer may without liability disclose Evaluation Material (x) to any Representative of Buyer who needs to know such Evaluation Material for the purpose of evaluating the transactions described in this Agreement involving Seller and the Property and Buyer or its Permitted Assignee(s) (it being understood and agreed that Buyer shall be fully responsible for any disclosures by any such Person) and (y) pursuant to administrative order or as otherwise required by law.

                 (iii) In the event that Buyer desires to disclose Evaluation Material under the circumstances contemplated by clause (y) of the preceding paragraph, Buyer will (x) provide Seller with prompt notice thereof, (y) consult with Seller on the advisability of taking steps to resist or narrow such disclosure, and (z) cooperate with Seller (at Seller's cost) in any attempt that Seller may make to obtain an order or other reliable assurance that confidential treatment will be accorded to designated portions of the Evaluation Material.

                 (iv) Buyer agrees that, in the event this Agreement is terminated prior to the consummation of the purchase and sale contemplated hereunder, all written Evaluation Material and all copies thereof will be promptly returned to Seller. All analysis, compilations, studies or other documents prepared by or for Buyer and reflecting Evaluation Material or otherwise based thereon will be (at Buyer's option) either (x) destroyed or (y) retained by Buyer in accordance with the confidentiality restrictions set forth in this SECTION 9.10(a).

                 (v) Buyer acknowledges that significant portions of the Evaluation Material are proprietary in nature and that Seller and its Affiliates would suffer significant and irreparable harm in the event of the misuse or disclosure of the Evaluation Material. Without affecting any other rights or remedies that either party may have, Buyer acknowledges and agrees that Seller shall be entitled to seek the remedies of injunction, specific performance and other equitable relief for any breach, threatened breach or anticipatory breach of the provisions of this agreement by Buyer or its Representatives.

                 (vi) Buyer agrees to indemnify and hold harmless Seller from and against all loss, liability, claim, damage and expense arising out of any breach of this Section 9.10(a) by Buyer or any of its Representatives.

                 (vii) This SECTION 9.10(a) shall survive, if the Closing does not occur, any termination of this Agreement, but shall terminate upon the Closing.

            (b) Seller and Buyer hereby covenant that prior to the Closing it shall not issue any press release or public statement (a "RELEASE") with respect to the transactions contemplated by this Agreement without the prior consent of all parties to this Agreement, except to the extent required by law or the regulations of the Securities and Exchange Commission. If Buyer is required by law to issue a Release prior to the Closing Date, Buyer shall, at least five (5) Business Days prior to the issuance of the same, deliver a copy of the proposed Release to Seller for its review and approval.

     SECTION 9.11 INTERPRETATION OF AGREEMENT. The article, section and other headings of this Agreement are for convenience of reference only and shall not be construed to affect the meaning of any provision contained herein. Where the context so requires, the use of the singular shall include the plural and vice versa and the use of the masculine shall include the feminine and the neuter.

     SECTION 9.12 AMENDMENTS. This Agreement may be amended or modified only by a written instrument signed by both Buyer and Seller.

     SECTION 9.13 NO RECORDING. Neither this Agreement nor any memorandum or short form thereof may be recorded by Buyer.

     SECTION 9.14 NO THIRD PARTY BENEFICIARY. The provisions of this Agreement are not intended to benefit any third parties.

     SECTION 9.15 SEVERABILITY. If any provision of this Agreement, or the application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other persons, places and circumstances shall remain in full force and effect.

     SECTION 9.16 DRAFTS NOT AN OFFER TO ENTER INTO A LEGALLY BINDING CONTRACT. The parties hereto agree that the submission of a draft of this Agreement by one party to another is not intended by either party to be an offer to enter into a legally binding contract with respect to the purchase and sale of the Property. The parties shall be legally bound with respect to the purchase and sale of the Property pursuant to the terms of this Agreement only if and when the parties have been able to negotiate all of the terms and provisions of this Agreement in a manner acceptable to each of the parties in their respective sole discretion, including, without limitation, all of the Exhibits and Schedules hereto, and each of Seller and Buyer have fully executed and delivered to each other a counterpart of this Agreement, including, without limitation, all Exhibits and Schedules hereto.

     SECTION 9.17 FURTHER ASSURANCES. Each party shall, whenever and as often as it shall be requested to do so by the other party, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any and all such other documents and do any and all other acts as may be necessary to carry out the intent and purpose of this Agreement.

     SECTION 9.18 SIGNATURES. Signatures to this Agreement transmitted by telecopy shall be valid and effective to bind the party so signing. Each party agrees to promptly deliver an execution original to this Agreement with its actual signature to the other party, but a failure to do so shall not affect the enforceability of this Agreement, it being expressly agreed that each party to this Agreement shall be bound by its own telecopied signature and shall accept the telecopied signature of the other party to this Agreement.

     SECTION 9.19 LIKE-KIND EXCHANGE. Seller and Buyer may both utilize the provisions of 28 U.S.C. Section 1031 to effect a like-kind exchange. Both Seller and Buyer agree to execute any necessary documents that will effect such a transaction by the requesting party, or that facilitate such an exchange, and take such action including the appropriate escrow of proceeds, and to otherwise conduct this transaction so that either party can receive the benefits of such provisions, if so elected; provided however that the non-requesting party shall not bear any additional expense in the transaction due to such accommodation, nor shall the terms herein otherwise be affected.

            IN WITNESS WHEREOF, Buyer has executed this Agreement as of the date first written above.


                              BUYER:

                              INLAND REAL ESTATE ACQUISITIONS, INC.
                              an Illinois corporation


                              By:  /s/ Lou Quilici
                                  --------------------------------
                              Print Name: Lou Quilici
                                         -------------------------
                              Title: Senior Vice President
                                    ------------------------------


                     (SIGNATURES CONTINUED ON THE NEXT PAGE)

     IN WITNESS WHEREOF, Seller has executed this Agreement as of the date first written above.

                              SELLER:

                              AIG BAKER MRP, L.L.C.,
                              a Delaware limited liability company

                              By:  AIG BAKER SHOPPING CENTER
                                   PROPERTIES, L.L.C.,
                                   a Delaware limited liability company,
                                   its sole member


                              By:  /s/ Alex D. Baker
                                   ------------------------------------
                                       Alex D. Baker,
                                       President

                                    EXHIBIT A

RECORDING REQUESTED BY                 SEND TAX NOTICES TO:
AND WHEN RECORDED MAIL TO:

HOBBY & HOBBY, P.A.                    Inland Real Estate Acquisitions, Inc.
5709 TIDAL WAVE DRIVE                  _____________________________________
NEW PORT RICHEY, FL 34652              _____________________________________


STATE OF FLORIDA         )
COUNTY OF PASCO          )

                              SPECIAL WARRANTY DEED

     KNOW ALL MEN BY THESE PRESENTS, that for and in consideration of the sum of TEN DOLLARS ($10.00) in hand paid to AIG BAKER MRP, L.L.C., a Delaware limited liability company (the "GRANTOR"), whose address is 1701 Lee Branch Lane, Birmingham, AL 35242 by INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation (the "GRANTEE"), whose address is 2901 Butterfield Road, Oak Brook, Illinois 60523, the receipt whereof is hereby acknowledged, the Grantor has granted, bargained, sold, and conveyed, and by these presents does hereby grant, bargain, sell, and convey unto Grantee and its successors and assigns forever, all those pieces, parcels, or tracts of real estate more fully described in EXHIBIT A attached hereto (the "REAL ESTATE"), together with all and singular rights, privileges, hereditaments, and appurtenances to the Real Estate belonging or in any wise incident or appertaining thereto (collectively, the "PREMISES").

     The Premises are being conveyed subject to the lien of the current and subsequent years taxes, the easements and other title exceptions set forth in EXHIBIT B attached hereto (the "PERMITTED ENCUMBRANCES").

     TO HAVE AND TO HOLD all and singular the Premises before mentioned unto Grantee, its successors and assigns, forever.

     Grantor hereby covenants and agrees that it will warrant and forever defend the right and title to the Premises unto the Grantee and its successors and assigns against the claims of Grantor and all others claiming by, through, or under Grantor, but not otherwise, subject, however to the Permitted Encumbrances.

     IN WITNESS WHEREOF, the undersigned has caused this Deed to be properly executed on this the _____ day of ________________, 2004.

                                    GRANTOR:

WITNESSES:                          AIG BAKER MRP, L.L.C.
                                    a Delaware limited liability company

--------------------------------
Print Name:                         BY:   AIG BAKER SHOPPING CENTER
           ---------------------          PROPERTIES, L.L.C., a Delaware
                                          limited liability company
                                          its Sole Member

--------------------------------
Print Name:                               BY:
           ---------------------             ---------------------------
                                                 Alex D. Baker
                                                 President

STATE OF ALABAMA      )
                      :
COUNTY OF SHELBY      )

     The foregoing conveyance was acknowledged before me this ____ day of ___________, 2004, by Alex D. Baker as President of AIG Baker Shopping Center Properties, L.L.C., a Delaware limited liability company, as Sole Member of AIG Baker MRP, L.L.C., a Delaware limited liability company. He is personally known to me or has produced a driver's license as identification.


                                          --------------------------------------
                                          Print Name:
                                                     ---------------------------
                                          Notary Public
                                          [NOTARY STAMP OR SEAL]

[SEAL]



EXHIBIT A  LEGAL DESCRIPTION
EXHIBIT B  PERMITTED EXCEPTIONS

                                    EXHIBIT B

                                  BILL OF SALE

     KNOW ALL MEN BY THESE PRESENTS, that AIG BAKER MRP, L.L.C., a Delaware limited liability company ("SELLER"), for and in consideration of Ten and No/100 Dollars ($10.00) and other valuable consideration, to it in hand paid by INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation ("BUYER"), the receipt and sufficiency of which are hereby acknowledged, by these presents does bargain and sell unto Buyer all right, title, and interest of Seller in and to all fixtures, machinery, equipment, and other tangible personal property of every kind and description owned by Seller and located on, attached to, or used in connection with the management, operation, maintenance and repair of the premises described on EXHIBIT A attached hereto (the "PROPERTY"), but not including property of any tenant occupying space in the Premises (including supplemental air conditioning units), moveable personal property, or property of public utilities.

     TO HAVE AND TO HOLD THE SAME, unto Buyer, its successors and assigns forever.

     This Bill of Sale is made without any warranty or representation, express or implied, except as expressly set forth in the Purchase Agreement.

     IN WITNESS WHEREOF, Seller has set its hand this _____ day of ______________, 2004.

                                    SELLER:

                                    AIG BAKER MRP, L.L.C.
                                    a Delaware limited liability company

                                    BY:   AIG BAKER SHOPPING CENTER
                                          PROPERTIES, L.L.C., a Delaware
                                          limited liability company
                                          its Sole Member

                                          BY:
                                             ----------------------------
                                                 Alex D. Baker
                                                 President


EXHIBIT A  LEGAL DESCRIPTION

                                    EXHIBIT C

                       ASSIGNMENT AND ASSUMPTION OF LEASES

     THIS ASSIGNMENT AND ASSUMPTION OF LEASES (this "ASSIGNMENT") made as of the_____day of August, 2004, by and between AIG BAKER MRP, L.L.C., a Delaware limited liability company ("ASSIGNOR") and INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation ("ASSIGNEE").

     For Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Assignor hereby assigns to Assignee the entire right, title and interest of Assignor (including the right to collect rent) in, to and under the leases, license agreements and occupancy agreements affecting the real property (the "PROPERTY") described in EXHIBIT A attached hereto, including, without limitation, those leases which are more particularly described on EXHIBIT B attached hereto (collectively, the "LEASES"). Security deposits under the Leases and any rental and other payments under the Leases shall be prorated between the parties as provided in the Agreement of Purchase and Sale by and between Assignor and Assignee dated as of___________ ____, 2004 (the "PURCHASE AGREEMENT").

     2. Assignee hereby assumes and agrees to perform and observe all of the terms, covenants, conditions and agreements as landlord under the Leases with respect to all matters arising or accruing on or after the date hereof, and Assignee shall indemnify, defend and hold harmless Assignor, its agents and employees, and their respective direct and indirect partners, members, shareholders, officers and directors from and against any and all claims, demands, actions, proceedings, costs and expenses (including, without limitation, reasonable attorneys' fees, expenses and court costs, if any), losses, damages, obligations, charges, liabilities, penalties, orders and judgments which may be imposed upon, incurred by or asserted against Assignor by reason of any failure by Assignee to perform any of the aforesaid terms, covenants, conditions and agreements after the date hereof.

     3. Assignor shall indemnify, defend and hold harmless Assignee, its agents and employees, and their respective direct and indirect partners, members, shareholders, officers and directors from and against any and all claims, demands, actions, proceedings, costs and expenses (including, without limitation, reasonable attorneys' fees, expenses and court costs, if any), losses, damages, obligations, charges, liabilities, penalties, orders and judgments which may be imposed upon, incurred by or asserted against Assignee by reason, of any failure by Assignor to perform any of the aforesaid terms, covenants, conditions and agreements under the Leases prior to the date hereof.

     4. This Assignment is made without recourse and without any express or implied representation or warranty of any kind, except as expressly set forth in the Purchase Agreement.

     5. This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

     6. This Agreement is delivered pursuant to the Purchase Agreement and Assignee acknowledges and affirms the provisions thereof.

     7. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, Assignor and Assignee have caused this Agreement to be duly executed on the day and year first above written:

                                        ASSIGNOR:

WITNESSES:                              AIG BAKER MRP, L.L.C.
                                        a Delaware limited liability company


------------------------------------
Print Name:                             BY:  AIG BAKER SHOPPING CENTER
           -------------------------         PROPERTIES, L.L.C., a Delaware
                                             limited liability company
                                             its Sole Member


------------------------------------
Print Name:                                  BY:
           -------------------------            -----------------------------
                                                    Alex D. Baker
                                                    President

                                        ASSIGNEE:

WITNESSES:                              INLAND REAL ESTATE ACQUISITIONS, INC.,
                                        an Illinois corporation

                                        By:
------------------------------------           ------------------------------
Print Name:                             Name:
           -------------------------           ------------------------------
                                        Title:
                                               ------------------------------

------------------------------------
Print Name:
           -------------------------

STATE OF ALABAMA   )
                   :
COUNTY OF SHELBY   )

     The foregoing Assignment was acknowledged before me this____day of August, 2004, by Alex D. Baker as President of AIG Baker Shopping Center Properties, L.L.C., a Delaware limited liability company, as Sole Member of AIG Baker MRP, L.L.C., a Delaware limited liability company. He is personally known to me or has produced a driver's license as identification.


                                               ------------------------------
                                               Print Name:
                                                          -------------------

                                        Notary Public
                                        [NOTARY STAMP OR SEAL]
[SEAL]


STATE OF____________   )
                       :
COUNTY OF___________   )

     The foregoing Assignment was acknowledged before me this____day of______, 2004, by ____________ as____________of Inland Real Estate Acquisitions, Inc., an Illinois corporation. He is personally known to me or has produced a driver's license as identification.


                                        -------------------------------------
                                        Print Name:
                                                   --------------------------
                                        Notary Public
                                        [NOTARY STAMP OR SEAL]
[SEAL]


EXHIBIT A  LEGAL DESCRIPTION
EXHIBIT B  LEASES

                                    EXHIBIT D

               ASSIGNMENT OF CONTRACTS, WARRANTIES AND GUARANTIES
                          AND OTHER INTANGIBLE PROPERTY

     THIS ASSIGNMENT OF CONTRACTS, WARRANTIES AND GUARANTIES AND OTHER INTANGIBLE PROPERTY (this "ASSIGNMENT"), is made and entered into as of this _______ day of August, 2004, by and between AIG BAKER MRP, L.L.C., a Delaware limited liability company ("ASSIGNOR") and INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation ("ASSIGNEE").

     FOR GOOD AND VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, effective as of the date hereof, Assignor hereby assigns and transfers unto Assignee all of its right, title, claim and interest in and under:

     (A) to the extent assignable, all warranties and guaranties made by or received from any third party with respect to any building, building component, structure, fixture, machinery, equipment, or material situated on, contained in any building or other improvement situated on, or comprising a part of any building or other improvement situated on, any part of that certain real property described on EXHIBIT A attached hereto (collectively, the "WARRANTIES");

     (B) to the extent assignable, all of the service contracts listed in EXHIBIT B attached hereto (the "SERVICE CONTRACTS"); and

     (C) to the extent assignable, any Intangible Property (as defined in that certain Agreement of Purchase and Sale by and between Assignor and Assignee dated ________ ____, 2004 (the "PURCHASE AGREEMENT").

     ASSIGNOR AND ASSIGNEE FURTHER HEREBY AGREE AND COVENANT AS FOLLOWS:

     1. Assignee hereby accepts and agrees to perform and observe all of the terms, covenants, conditions and agreements relating to or arising out of the Service Contracts with respect to all matters arising or accruing on or after the date hereof, and Assignee shall indemnify, defend and hold harmless Assignor, its agents and employees, and their respective direct and indirect partners, members, shareholders, officers and directors from and against any and all claims, demands, actions, proceedings, costs and expenses (including, without limitation, reasonable attorneys' fees, expenses and court costs, if any), losses, damages, obligations, charges, liabilities, penalties, orders and judgments which may be imposed upon, incurred by or asserted against Assignor by reason of any failure by Assignee to perform any of the aforesaid terms, covenants, conditions and agreements after the date hereof.

     2. Assignor shall indemnify, defend and hold harmless Assignee, its agents and employees, and their respective direct and indirect partners, members, shareholders, officers and directors from and against any and all claims, demands, actions, proceedings, costs and expenses

(including, without limitation, reasonable attorneys' fees, expenses and court costs, if any), losses, damages, obligations, charges, liabilities, penalties, orders and judgments which may be imposed upon, incurred by or asserted against Assignee by reason of any failure by Assignor to perform any of the aforesaid terms, covenants, conditions and agreements prior to the date hereof.

     3. Assignor shall cooperate with Assignee in facilitating the transfer of any Warranties held by Assignor in favor of Assignee.

     4. This Assignment shall be binding on and inure to the benefit of the parties hereto, and their successors in interest and assigns.

     5. This Assignment shall not be construed as a representation or warranty by Assignor as to the transferability of the Warranties, the Service Contracts or the Intangible Property (collectively, the "INTERESTS"), and Assignor shall have no liability to Assignee in the event that any or all of the Interests (a) are not transferable to Assignee or (b) are canceled or terminated by reason of this assignment or any acts of Assignee.

     6. This Assignment is made without recourse and without any express or implied representation or warranty of any kind, except as expressly set forth in the Purchase Agreement.

     7. This Assignment is delivered pursuant to the Purchase Agreement and Assignee expressly acknowledges and affirms the provisions thereof.

     8. This Assignment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment the day and year first above written.


     ASSIGNOR:

WITNESSES:                              AIG BAKER MRP, L.L.C.
                                        a Delaware limited liability company

------------------------------------
Print Name:                             BY:  AIG BAKER SHOPPING CENTER
           -------------------------         PROPERTIES, L.L.C., a Delaware
                                             limited liability company
                                             its Sole Member

------------------------------------
Print Name:                                  BY:
           -------------------------            -----------------------------
                                                    Alex D. Baker
                                                    President

                                        ASSIGNEE:

WITNESSES:                              INLAND REAL ESTATE ACQUISITIONS, INC.,
                                        an Illinois corporation


------------------------------------    By:
Print Name:                                   -------------------------------
           -------------------------    Name:
                                              -------------------------------
                                        Title:
                                              -------------------------------

------------------------------------
Print Name:
          --------------------------


STATE OF ALABAMA   )
                   :
COUNTY OF SHELBY   )

     The foregoing Assignment was acknowledged before me this ___ day of August, 2004, by Alex D. Baker as President of AIG Baker Shopping Center Properties, L.L.C., a Delaware limited liability company, as Sole Member of AIG Baker MRP, L.L.C., a Delaware limited liability company. He is personally known to me or has produced a driver's license as identification.


                                        -------------------------------------
                                        Print Name:
                                                   --------------------------
                                        Notary Public
                                        [NOTARY STAMP OR SEAL]
[SEAL]


STATE OF _________ )
                   :
COUNTY OF _________)

     The foregoing Assignment was acknowledged before me this ___ day of August, 2004, by __________ as __________ of Inland Real Estate Acquisitions, Inc., an Illinois corporation. He is personally known to me or has produced a driver's license as identification.


                                        -------------------------------------
                                        Print Name:
                                                   --------------------------
                                        Notary Public
                                        [NOTARY STAMP OR SEAL]
[SEAL]
EXHIBIT A  LEGAL DESCRIPTION
EXHIBIT B  LIST OF SERVICE CONTRACTS

                                    EXHIBIT E

                               SELLER'S AFFIDAVIT

STATE OF ALABAMA

COUNTY OF SHELBY

     PERSONALLY APPEARED BEFORE ME, the undersigned officer, duly authorized to administer oaths, the undersigned party (the "DEPONENT"), who being sworn according to law, deposes and says on oath as follows:

     That the Deponent is the President of AIG Baker Shopping Center Properties, L.L.C., a Delaware limited liability company, the sole member of AIG Baker MRP, L.L.C., a Delaware limited liability company who is the owner (the "SELLER") of certain real property (the "PROPERTY") described on EXHIBIT A attached hereto and incorporated herein by this reference and as such the Deponent has knowledge of the statements herein.

     That the Seller has the right to convey fee simple title to the Property, that, to the best of the Deponent's knowledge, there are no unpaid or unsatisfied security deeds, mortgages, claims of lien, special assessments for sewer, water main or street improvements, or taxes which could constitute a lien against the Property and that, to the best of the Deponent's knowledge, the Property is free and clear of any other encumbrances or any security deeds, mortgages, restrictions, easements, claims of casements, encroachments, ways or rights of use, whether existing of record or otherwise, that could in any way affect the title to the Property, or constitute a lien thereon, except for those matters set forth on EXHIBIT B attached hereto and incorporated herein by reference.

     That, to the best of the Deponent's knowledge, there are no pending suits, proceedings, judgments, bankruptcies, liens, bonds or executions against the Seller in Pasco County, Florida, or in any other county in the State of Florida, or in any other jurisdiction affecting the Property.

     That no improvements or repairs have been made on the Property by or at the instance of the Seller during the ninety (90) days immediately preceding this date, for which the Seller has not paid for such improvements or repairs or will pay for upon the completion of all work and final inspection by the Seller of such improvements or repairs.

     That the Seller has been in open, notorious, adverse and peaceful possession of the Property and that the undersigned Deponent knows of no adverse claim to the Seller's title to the Property.

     That there are no tenants in possession of the Property except as set forth on EXHIBIT C attached hereto.

Sworn to and subscribed before me this
_____ day of _______________, 2004.


                                                                          (SEAL)
----------------------------             ---------------------------------
Notary Public                                 Alex D. Baker
(Affix seal and commission expiration)

                                        Dated:
                                              -------------------------------


EXHIBIT A  LEGAL DESCRIPTION
EXHIBIT B  PERMITTED EXCEPTIONS
EXHIBIT C  LIST OF LEASES

                                    EXHIBIT F

                           TENANT ESTOPPEL CERTIFICATE

To: Inland Real Estate Acquisitions, Inc., and its lender, successors, and assigns
     2901 Butterfield Road
     Oak Brook, IL 60523

     RE: Retail Lease Agreement (the "LEASE") dated __________, 200___ for Space ______ consisting of _______ square feet (the "PREMISES") at Mitchell Ranch Plaza Shopping Center (the "SHOPPING CENTER") located in New Port Richey, Florida (the "PROPERTY"), by and between AIG Baker MRP, L.L.C., a Delaware limited liability company ("LANDLORD"), as the current Landlord, and ______________ ("TENANT"), as Tenant.

Gentlemen:

     Tenant understands that Inland Real Estate Acquisitions, Inc., an Illinois corporation, or its assignee ("BUYER") and its lender ("LENDER") is reviewing the possible purchase and finance of the Property from Landlord. In connection therewith, and with the understanding that Buyer and Lender are relying upon the agreements and certifications referenced or contained herein, Tenant agrees and certifies to Buyer, its respective successors and assigns, and to Lender, as follows:

     1. Tenant hereby confirms that the leasable square footage of Tenant's Premises is equal to _____________ square feet. The Lease constitutes the entire agreement between Landlord and Tenant with respect to the Premises and the Property, is in full force and effect and has not been amended, modified or assigned except as follows: (If none, state "none".)

          Except as above provided, there are no other agreements between Landlord and Tenant with respect to the Premises or the Property.

     2. The term of the Lease commenced on ____________, 20___, and will terminate on ____________, 20____. Tenant has ______ unexercised renewal options of ______ years each.

     3. The rent commencement date under the Lease was ______. The current monthly amount of Base Rent payable by the Tenant is equal to $_______; and current billings for operating expenses, insurance and real estate taxes are $_________ per month. Base Rent has been paid through ________, 2004, and additional rent for operating expenses, insurance premiums and real estate taxes has been paid through ____________, 2004. No rent has been paid more than one month in advance of its due date, except as indicated below: (If none, state "none").

     4. Landlord is holding a security deposit in the amount of $_________ with respect to the Lease, and Tenant is not entitled to interest accrued thereon pursuant to the terms of the Lease.

     5. To the best of Tenant's knowledge, there are no defaults of Landlord or Tenant under the Lease, and there are no existing circumstances which with the passage of time, or giving of notice, or both, would give rise to a default under the Lease.

     6. Construction of all improvements required under the Lease and any other conditions to Tenant's obligations under the Lease, if any, have been satisfactorily completed by Landlord including the payment for any tenant improvement work, if any (any payment still to be paid for tenant improvement work should be indicated below) and Tenant has accepted and is occupying and operating in the Premises: (If none, state "none").

     7. Tenant has no rent concession, charge, lien, claim of set-off, abatement or defense against rents or other charges due or to become due under the Lease or otherwise under any of the terms, conditions, and covenants contained therein, and Tenant is not currently entitled to any concessions, rebates, allowances or other considerations for free or reduced rent.

     8. To Tenant's knowledge, there are no attachments, executions, assignments for the benefit of creditors, receiverships, conservatorships, or voluntary or involuntary proceedings in bankruptcy or pursuant to any other laws for relief or debtors contemplated or filed by Tenant or pending against Tenant.

     9. Tenant is currently operating its business in all of the Premises. Tenant has not subleased all or any portion of the Premises or assigned any of its rights under the Lease, nor pledged any interest therein, except as follows:
(If none, state "none").

     10. Tenant does not have any rights or options to purchase the Property, or any portion thereof.

     11. Except as set forth below, Tenant does not have any options (except as stated above), rights of first refusal, rights of first offer or similar rights to other Property space, and such rights, if any, are subject to all pre-existing rights accorded to other tenants: (If none, state "none").

     12. The person whose signature appears below is duly and fully authorized to execute this Certificate and has knowledge of the facts and statements recited herein and acknowledges full and proper execution of the Lease.

     In Witness Whereof, Tenant has executed and delivered this Certificate this_______ day of _________, 2004.


                                    TENANT:

                                    By:
                                        -------------------------------------

                                    Its:
                                        -------------------------------------

                                    EXHIBIT G

                              SELLER'S CERTIFICATE

     The undersigned is the Landlord under that certain Retail Lease Agreement dated ______________ entered into between Landlord therein and _____________, as Tenant therein (the "LEASE"), covering the premises commonly known as Space _______ (the "PREMISES") located at Mitchell Ranch Plaza, New Port Richey, Florida (the "SHOPPING CENTER"), and hereby confirms to Inland Real Estate Acquisitions, Inc., an Illinois corporation, or its assignee ("BUYER"), and its lender ("LENDER") the following:

     1. That the current Tenant is (Legal Name) _____________, hereinafter referred to as "Tenant";

     2. That to the best of the undersigned's knowledge, no material default exists under the Lease on the part of either Landlord or Tenant. As used herein, "material default" shall mean (1) in the case of a default by Landlord, a default giving rise to a right on the part of Tenant to offset any rent or terminate the Lease, and (2) in the case of Tenant, a monetary default or a non-monetary default giving rise to a right on the part of Landlord to terminate the Lease;

     3. That to the best of the undersigned's knowledge, there are no actions, suits proceedings or claims pending or threatened with respect to or in any manner affecting the Lease;

     4. That to the best of the undersigned's knowledge, Tenant has no defense to enforcement of the Lease in accordance with its terms, nor any right of setoff or counterclaim with respect to the obligations thereunder;

     5. That to the best of the undersigned's knowledge, and except as set forth in the Due Diligence Materials, the Lease constitutes the entire Rental Agreement and remains in full force and effect, unmodified and unchanged;

     6. That to the best of the undersigned's knowledge, the rental has not been paid more than one month in advance, and that the rental being paid is in accordance with the terms of the Lease and is currently in the amount of $______ per month;

     7. That the Lease term is for __________ years and commenced on ________, and terminates on ______________;

     8. That the Lease contains an option to renew for _________ successive terms of ____ years each;

     9. That the current balance of the security deposit under the Lease is $_________; and

     10. That to the best of the undersigned's knowledge, and except to the extent set forth in the Due Diligence Materials, Tenant has no right of first refusal to purchase, option to purchase or other rights to purchase all or part of the Premises, or in the event Tenant has any such rights, Tenant has waived said rights in their entirety.

     As used herein, the term "DUE DILIGENCE MATERIALS" shall have the meaning set forth in that certain Agreement of Purchase and Sale, dated___________, 2004, between Landlord, as Seller, and Buyer.

     This Certificate is made with knowledge by the undersigned that reliance is being made upon this Certificate. The representations of this Seller's Certificate shall only be valid until an executed estoppel certificate is obtained from Tenant.

     Dated this _______ day of ______, 2004.

                                      LANDLORD:

                                      AIG BAKER MRP, L.L.C.,
                                      a Delaware limited liability company

                                      By:  AIG Baker Shopping Center
                                           Properties, L.L.C.,
                                           a Delaware limited liability company,
                                           its sole member


                                      By:
                                           ----------------------------------
                                                Alex D. Baker,
                                                President

                                 SCHEDULE 2.1.1

                              PROPERTY DESCRIPTION

LEGAL DESCRIPTION: MITCHELL RANCH PLAZA (AlG BAKER)

A parcel of land lying within Sections 23, 24, 25 & 26 of Township 26 South, Range 16 East, Pasco County, Florida, being more particularly described as follows:

Commencing at the Northwest Corner of Section 25, Township 26 South, Range 16 East, Pasco County Florida; thence N00 DEG. 00'5l"W (BEING THE BASIS OF BEARINGS FOR THIS DESCRIPTION)along the West line of the Southwest 1/4 of Section 24, Township 26 South, Range 16 East, for 142.68 feet; thence S89 DEG. 59'09"W, for
50.01 feet to the POINT OF BEGINNING, same also being the point of intersection with the easterly right-of-way line of Mitchell Boulevard as shown on Pasco County right-of-way maps, Project Number 04325-01000219; thence N00 DEG. 01'12"W along said easterly right-of-way line of Mitchell Boulevard, for 49.22 feet; thence leaving said easterly right-of-way line of Mitchell Boulevard, S75 DEG. 14'17"E, for 16.94 feet; thence N90 DEG. 00'00"E, for 162.14 feet; thence N35 DEG. 30'43"E, for 32.56 feet to a point of curvature of a non-tangent curve; thence 132.18 feet along the arc of a curve to the right, said curve having a radius of 273.00 feet, a central angle of 27 DEG.44'30", and a chord of 130.89 feet which bears N05 DEG. 06'19"W; thence N08 DEG. 45'57"E, for 347.13 feet; thence N40 DEG. 37'02"W, for 30.36 feet; thence S90 DEG. 00'00"W, for 124.85 feet; thence S66 DEG. 00'48"W, for 22.27 feet to the point of intersection with said easterly right-of-way line of Mitchell Boulevard as shown on Pasco County right-of-way maps, Project Number 04325-01000219; thence N08 DEG. 59'06"E along said easterly right-of-way line of Mitchell Boulevard, for 25.31 feet to a point of curvature of a non-tangent curve; thence continue along said easterly right-of-way line of Mitchell Boulevard, 29.08 feet along the arc of a curve to the left, said curve having a radius of 1,233.00 feet, a central angle of 01 DEG. 21'05", and a chord of 29.08 feet which bears N08 DEG. 18'46"E; thence leaving said easterly right-of-way line of Mitchell Boulevard, S74 DEG. 19'41"E, for 13.78 feet; thence N90 DEG. 00'00"E, for 138.89 feet; thence N45 DEG. 18'59"E, for 24.11 feet; thence N08 DEG. 45'57"E, for 151.25 feet to a point of curvature; thence 138.94 feet along the arc of a curve to the right, said curve having a radius of 98.00 feet, a central angle of 81 DEG. 14'03", and a chord of
127.60 feet which bears N49 DEG. 22'59"E; thence N90 DEG. 00'00"E, for 363.74 feet; thence N45 DEG. 00'00"E, for 28.28 feet; thence N00 DEG. 00'00"E, for
165.86 feet; thence N07 DEG. 33'51"W, for 11.83 feet to the point of intersection with the southerly right-of-way line of State Road 54 (Mitchell
Road) as shown on the right-of-way map, Florida Department of Transportation District #7, Section 14570-2515, dated July 7, 1994; thence S89 DEG. 32'49"E along said southerly right-of-way line of State Road 54 (Mitchell Road), for
9.08 feet; thence continue along said southerly right-of-way line of State Road 54 (Mitchell Road), N77 DEG. 02'45"E, for 38.00 feet; thence leaving said southerly right-of-way line of State Road 54 (Mitchell Road), S11 DEG. 28'01"W, for 17.88 feet; thence S00 DEG. 00'00"E, for 168.52 feet; thence S45 DEG. 00'00"E, for 28.28 feet; thence N90 DEG. 00'00"E, for 238.00 feet; thence N45 DEG. 00'00"E, for 21.21 feet; thence N00 DEG. 00'00"E, for 182.08 feet; thence N19 DEG. 05'12"W, for 18.31 feet to a point of curvature of a non-tangent curve, same also being a point of intersection with the proposed southerly right-of-way line of State Road 54; thence 61.99 feet along the arc of a curve to the right, same also being said proposed southerly right-of-way line of State Road 54, said curve having a radius of

29027.11 feet, a central angle of 0 DEG. 07'20" and a chord of 61.99 feet which bears N89 DEG. 47'45"E; thence leaving said proposed southerly right-of-way line of State Road 54, S00 DEG. 00'00"E, for 169.61 feet to a point of curvature; thence 47.12 feet along the arc of a curve to the left, said curve having a central angle of 90 DEG. 00'00", a radius of 30.00 feet and a chord of 42.43 feet which bears S45 DEG. 00'00"E; thence S90 DEG. 00'00"E, for 8.13 feet; thence S00 DEG. 00'00"W, for 266.00 feet to a point of curvature; thence 149.23 feet along the arc of a curve to the right, said curve having a radius of 95.00 feet, a central angle of 90 DEG. 00'00" and a chord of 134.35 feet which bears S45 DEG. 00'00"W; thence N90 DEG. 00'00"W, for 128.83 feet to a point of curvature; thence 125.66 feet along the arc of a curve to the left, said curve having a radius of 80.00 feet, a central angle of 90 DEG. 00'00" and a chord of
113.14 feet which bears S45 DEG. 00'00"W thence S00 DEG. 00'00"W, for 368.69 feet to a point of curvature; thence 16.55 feet along the arc of a curve to the left, said curve having a radius of 30.00 feet, a central angle of 31 DEG. 36'26", and a chord of 16.34 feet which bears S15 DEG. 48'13"E to a point of reverse curvature; thence 38.62 feet along the arc of a curve to the right, said curve having a radius of 70.00 feet, a central angle of 3l DEG. 36'26", and a chord of 38.13 feet which bears S15 DEG. 48'13"E; thence S00 DEG. 00'00"W, for
142.61 feet to a point of curvature; thence 47.12 feet along the arc of a curve to the left, said curve having a radius of 30.00 feet, a central angle of 90 DEG. 00'00", and a chord of 42.43 feet which bears S45 DEG. 00'00"E; thence S90 DEG. 00'00"E, for 377.81 feet; thence N00 DEG. 01'08"E, for 8.45 feet to a southerly corner of Official Records Book 4979, page 153 of the Public Records of Pasco County, Florida; thence along the southerly line of said Official Records Book 4979, page 153 the following (9) courses:

1) S89 DEG. 45'29"E, 145.93 feet;
2) N70 DEG. 03'21"E, 134.56 feet;
3) S73 DEG. 24'09"E, 101.65 feet;
4) S37 DEG. 52'14"E, 169.61 feet;
5) S44 DEG. 39'05"E, 154.53 feet;
6) S00 DEG. 00'00"E, 159.00 feet;
7) S23 DEG. 44'27"E, for 37.26 feet;
8) S00 DEG. 00'00"E, 2.37 feet;
9) S89 DEG. 59'06"E, 786.00 feet;

thence leaving said southerly line of Official Records Book 4979, page 153, S58 DEG. 31'13"W, for 9.29 feet; thence S07 DEG. 44'28"W, for 7.24 feet; thence S15 DEG. 26'38"W, for 99.52 feet; thence S12 DEG. 02'15"W, for 84.00 feet; thence S13 DEG. 13'56"W, for 114.46 feet; thence S09 DEG. 29'24"W, for 76.40 feet;
thence S10 DEG. 08'55"W, for 98.58 feet; thence S11 DEG. 15'28"W, for 404.12 feet; thence S15 DEG. 03'19"W, for 376.90 feet; thence S13 DEG. 26'49"W, for
142.29 feet; thence S16 DEG. 40'25"W, for 192.92 feet; thence N79 DEG. 29'25"W, for 84.79 feet; thence N67 DEG. 52'33"W, for 31.55 feet; thence N47 DEG. 56'54"W, for 52.96 feet; thence N22 DEG. 05'00"W, for 91.05 feet; thence N36 DEG. 03'11"W, for 228.03 feet; thence N83 DEG. 48'39"W, for 143.10 feet; thence S83 DEG. 07'41"W, for 71.60 feet; thence S77 DEG. 57'28"W, for 20.44 feet;
thence S81 DEG. 08'31"W, for 28.12 feet; thence S85 DEG. 10'24"W, for 25.87 feet to a point of curvature; thence 129.76 feet along the arc of a curve to the left, said curve having a radius of 360.00 feet, a central angle of 20 DEG. 39'06", and a chord of 129.06 feet which bears S74 DEG. 50'51"W; thence S64 DEG. 31'18"W, for 52.94 feet; thence S61 DEG. 44'47"W, for 35.40 feet; thence S55 DEG. 11'27"W, for 37.10 feet; thence S16 DEG. 56'52"W, for 37.02 feet; thence S07 DEG. 25'50"W, for 63.31 feet; thence S02 DEG. 47'18"W, for 61.06 feet;
thence S04 DEG. 34'11"E, for 56.28 feet;

thence S12 DEG. 29'24"E, for 36.15 feet; thence S03 DEG. 06'02"E, for 91.19 feet; thence N82 DEG. 31'44"W, for 77.99 feet; thence N53 DEG. 12'35"W, for
249.96 feet; thence N36 DEG. 46'10"E, for 80.00 feet; thence N36 DEG. l8'12"E, for 8.72 feet; thence N46 DEG. 02'02"E, for 19.44 feet; thence N49 DEG. 35'25"E, for 32.50 feet; thence N32 DEG. 44'54"E, for 19.45 feet; thence N48 DEG. 40'10"E, for 49.67 feet; thence N42 DEG. 52'54"E, for 46.05 feet; thence N31 DEG. 13'04"E, for 32.92 feet; thence N36 DEG. 34'44"E, for 43.39 feet; thence N28 DEG. 13'26"E, for 37.39 feet; thence N45 DEG. 49'21"E, for 45.28 feet;
thence N37 DEG. 33'17"E, for 34.70 feet; thence N31 DEG. 08'28"E, for 41.65 feet; thence N50 DEG. 52'29"E, for 13.38 feet; thence N88 DEG. 27'44"E, for
14.56 feet; thence S80 DEG. 29'21"E, for 33.37 feet; thence S59 DEG. 56'44"E, for 38.53 feet; thence S79 DEG. 20'58"E, for 41.72 feet; thence S78 DEG. 37'18"E, for 43.26 feet; thence S84 DEG. 44'54"E, for 42.70 feet; thence N79 DEG. 51'45"E, for 64.53 feet; thence N53 DEG. 36'19"E, for 57.39 feet; thence N52 DEG. 50'27"E, for 48.38 feet; thence N53 DEG. 15'20"E, for 25.00 feet;
thence N36 DEG. 03'11"W, for 1.60 feet; thence N35 DEG. 32'30"E, for 30.01 feet; thence N49 DEG. 32'06"E, for 40.24 feet; thence N25 DEG. 24'39"E, for 44.52 feet; thence N29 DEG. 28'58"E, for 54.45 feet; thence N24 DEG. 2l'46"E, for
58.43 feet; thence N23 DEG. 07'23"E, for 9.89 feet; thence N11 DEG. 19'22"W, for
47.82 feet; thence N16 DEG. 52'50"W, for 50.68 feet; thence N35 DEG. 28'41"W, for 51.69 feet; thence N31 DEG. 56'03"W, for 55.94 feet; thence N70 DEG. 18'15"W, for 33.95 feet; thence N77 DEG. 43'45"W, for 62.52 feet; thence N81 DEG. 41'15" W, for 44.80 feet; thence S81 DEG. 59'17"W, for 67.45 feet; thence S87 DEG. 25'04"W, for 54.38 feet; thence S85 DEG. 57'21"W, for 45.57 feet;
thence S71 DEG. 18'17"W, for 35.14 feet to a point of curvature; thence 118.69 feet along the arc of a curve to the right, said curve having a radius of 48.00 feet, a central angle of 140 DEG. 40'19", and a chord of 90.68 feet which bears N37 DEG. 51'34"W; thence N32 DEG. 58'35"E, for 21.47 feet; thence N37 DEG. 36'30"E, for 44.46 feet; thence N21 DEG. 12'56"E, for 56.75 feet; thence N12 DEG. 30'35"E, for 86.41 feet; thence N00 DEG. 55'10"E, for 45.74 feet; thence N07 DEG. 53'53"E, for 60.35 feet; thence N90 DEG. 00'00"E, for 29.46 feet;
thence S00 DEG. 00'00"W, for 32.29 feet; thence S90 DEG. 00'00"E, for 276.26 feet; thence N01 DEG. 41'00"W, for 70.29 feet; thence N05 DEG. 06'48"E, for
47.76 feet; thence N14 DEG. 07'12"E, for 66.09 feet; thence N02 DEG. 36'33"E, for 12.12 feet; thence N37 DEG. 12'41"W, for 83.14 feet; thence N89 DEG. 59'20"W, for 20.00 feet; thence N00 DEG. 01'00"E, for 20.00 feet; thence N27 DEG. 25'05"W, for 53.18 feet; thence N00 DEG. 00'00"W, for 193.34 feet to a point of curvature; thence 19.48 feet along the arc of a curve to the left, said curve having a radius of 25.00 feet, a central angle of 44 DEG. 39'05", and a chord of 18.99 feet which bears N22 DEG.19'32"W; thence N44 DEG.39'05"W, for
109.30 feet; thence N66 DEG. 38'03"W, for 36.88 feet; thence S08 DEG. 33'47"E, for 14.27 feet; thence S18 DEG. 48'41"W, for 48.78 feet; thence S27 DEG. 41'12"W, for 46.70 feet; thence S29 DEG. 00'25"W, for 36.23 feet; thence S38 DEG. 36'05"W, for 46.88 feet; thence S54 DEG. 43'47"W, for 29.96 feet; thence S78 DEG. 48'25"W, for 68.06 feet; thence N74 DEG. 53'40"W, for 26.66 feet;
thence S15 DEG. 06'20"W, for 13.20 feet; thence S18 DEG. 32'56"W, for 90.54 feet; thence N71 DEG. 27'04"W, for 12.21 feet; thence N84 DEG. 23'47"W, for
97.63 feet; thence S71 DEG. 18'14"W, for 28.68 feet; thence N85 DEG. 09'00"W, for 54.45 feet; thence S00 DEG. 01'08"W, for 25.22 feet to the point of intersection with the southerly line of that certain parcel of land as described in Official Records Book 4588 Page 1475 of the Public Records of Pasco County, Florida; thence along said southerly line of Official Records Book 4588, Page 1475 for the following 38 courses:

1) N85 DEG. 09'00"W, for 8.52 feet;
2) S88 DEG. 13'20"W, for 34.68 feet;
3) S78 DEG. 24'18"W, for 35.45 feet;
4) S66 DEG. 50'15"W, for 50.33 feet;

5) S56 DEG. 37'21"W, for 60.84 feet;
6) S36 DEG. 58'43"W, for 42.40 feet;
7) S41 DEG. 10'03"W, for 47.42 feet;
8) S28 DEG. 50'07"W, for 61.42 feet;
9) S16 DEG. 28'54"W, for 27.42 feet;
10) S28 DEG. 58'41"E, for 20.69 feet;
11) S11 DEG. 49'28"E, for 23.82 feet;
12) S01 DEG. 48'41"E, for 88.44 feet;
13) S29 DEG. 47'07"W, for 83.06 feet;
14) S43 DEG. 19'37"W, for 53.24 feet;
15) S65 DEG. 52'57"W, for 69.43 feet;
16) S87 DEG. 55'46"W, for 43.43 feet;
17) N85 DEG. 58'54"W, for 76.42 feet;
18) N68 DEG. 41'57"W, for 62.41 feet;
19) S85 DEG. 07'13"W, for 72.97 feet;
20) N86 DEG. 56'01"W, for 55.64 feet;
21) N82 DEG. 57'18"W, for 30.47 feet;
22) N83 DEG. 11'18"W, for 47.36 feet;
23) S85 DEG. 21'32"W, for 40.34 feet;
24) N80 DEG. 44'32"W, for 43.84 feet;
25) N78 DEG. 47'59"W, for 44.77 feet;
26) N77 DEG. 29'31"W, for 38.14 feet;
27) N78 DEG. 28'24"W, for 36.20 feet;
28) N89 DEG. 12'28"W, for 28.13 feet;
29) N40 DEG. 54'09"W, for 26.05 feet;
30) N73 DEG. 33'40"W, for 38.60 feet;
31) S38 DEG. 34'29"W, for 33.53 feet;
32) S74 DEG. 38'43"W, for 35.03 feet;
33) S78 DEG. 45'07"W, for 30.20 feet;
34) S16 DEG. 21'27"W, for 30.02 feet;
35) N88 DEG. 10'26"W, for 29.64 feet;
36) S24 DEG. 30'04"W, for 34.58 feet;
37) S44 DEG. 11'06"W, for 33.20 feet;
38) S90 DEG. 00'00"W, for 74.88 feet to the point of intersection with the aforesaid easterly right-of-way line of Mitchell Boulevard as shown on Pasco County right-of-way maps, Project Number 04325-01000219, same also being the West line of said Official Records Book 4588, page 1475;

thence N00 DEG. 40'08"E along said easterly right-of-way line of Mitchell Boulevard and said West line of Official Records Book 4588, page 1475, for
174.08 feet to a point of intersection with the southerly line of that certain parcel of land as described in official records book 5783, page 278, of the Public Records of Pasco County, Florida; thence along said southerly line of that certain parcel of land as described in official records book 5783, page 278, the following (12) courses;

l) thence leaving said easterly right-of-way line of Mitchell Boulevard and said West line of Official Records Book 4588, page 1475, N90 DEG. 00'00"E, for 222.89 feet to a point of curvature;

2) thence 38.88 feet along the arc of a curve to the right, said curve having a radius of 200.00 feet, a central angle of 11 DEG. 08'20", and a chord of 38.82 feet which bears S84 DEG. 25'50"E;
3) thence S78 DEG. 51'40"E, for 202.42 feet to a point of curvature;
4) thence 37.89 feet along the arc of a curve to the left, said curve having a radius of 219.50 feet, a central angle of 09 DEG. 53'26", and a chord of 37.84 feet which bears S83 DEG. 48'23"E;
5) thence S88 DEG. 45'06"E, for 211.24 feet to a point of curvature;
6) thence 34.40 feet along the arc of a curve to the right, said curve having a radius of 219.50 feet, a central angle of 08 DEG. 58'50", and a chord of 34.37 feet which bears S84 DEG. 15'42"E;
7) thence S79 DEG. 46'17"E, for 84.28 feet to a point of curvature;
8) thence 209.04 feet along the arc of a curve to the left, said curve having a radius of 119.50 feet, a central angle of 100 DEG. 13'43", and a chord of 183.39 feet which bears N50 DEG. 06'52"E;
9) thence N00 DEG. 00'00"E, for 60.22 feet to a point of curvature;
10) thence 72.85 feet along the arc of a curve to the right, said curve having a radius of 119.50 feet, a central angle of 34 DEG. 55'50" and a chord of 71.73 feet which bears N17 DEG. 27'55"E;
11) thence N34 DEG. 55'50"E, for 79.30 feet;
12) thence N57 DEG. 53'48"W, for 24.54 feet;

thence leaving said southerly line of that certain parcel of land as described in official records book 5783, page 278, of the Public Records of Pasco County, Florida, N34 DEG. 55'50"E, for 38.14 feet to a point of curvature; thence 113.65 feet along the arc of a curve to the right, said curve having a radius 212.00 feet, a central angle of 30 DEG. 42'58", and a chord of 112.30 feet which bears N50 DEG. 17'18"E; thence N65 DEG. 38'47"E, for 52.09 feet to a point of curvature; thence 90.54 feet along the arc of a curve to the left, said curve having a radius of 115.00 feet, a central angle of 45 DEG. 06'37", and a chord of 88.22 feet which bears N43 DEG. 05'29"E; thence N00 DEG. 01'08"E, for 108.72 feet; thence N89 DEG. 58'52"W, for 8.00 feet; thence N00 DEG. 01'08"E, for 34.00 feet; thence S89 DEG. 58'52"E, for 8.00 feet; thence N00 DEG. 01'08"E, for 98.30 feet to a point of curvature; thence 47.13 feet along the arc of a curve to the left, said curve having a radius of 30.00 feet, a central angle of 90 DEG. 01'08", and a chord of 42.43 feet which bears N44 DEG. 59'26"W; thence S90 DEG. 00'00"W, for 320.12 feet to a point of curvature; thence 47.13 feet along the arc of a curve to the left, said curve having a radius of 30.00 feet, a central angle of 90 DEG. 00'27", and a chord of 42.43 feet which bears S44 DEG. 59'46"W; thence S00 DEG. 00'27"E, for 116.23 feet to the point of intersection with a non-tangent curve; thence 48.52 feet along the arc of a curve to the left said curve having a radius of 71.00 feet, a central angle of 39 DEG. 09'25", and a chord of 47.59 feet which bears S55 DEG. 03'11"E, to a point of intersection with the northerly line of said certain parcel of land as described in official records book 5783, page 278, of the Public Records of Pasco County, Florida; thence along the northerly line of said certain parcel of land as described in official records book 5783, page 278, the following (8) courses;
1) thence S00 DEG. 00'27"E, for a distance of 77.84 feet;
2) thence S89 DEG. 59'34"W, for a distance of 88.33 feet;
3) thence S00 DEG. 00'26"E, for a distance of 10.00 feet;
4) thence S89 DEG. 59'34"W, for a distance of 245.33 feet;
5) thence S00 DEG. 00'00"E, for 1.91 feet;
6) thence S90 DEG. 00'00"W, for 313.53 feet;
7) thence N00 DEG. 00'00"E, for 39.00 feet;
8) S90 DEG. 00'00"W, for 23.63 feet; thence leaving said northerly line of that certain parcel of land as described in official records book 5783, page 278, N00 DEG. 00'00"E, for 427.50 feet;

thence N38 DEG. 39'35"W, for 32.02 feet; thence S90 DEG. 00'00"W, for 175.66 feet; thence S72 DEG. 12'04"W, for 12.76 feet to the POINT OF BEGINNING. Containing 2,416,125 square feet or 55.467 acres, more or less.


Error of closure 0.017 feet

                                 SCHEDULE 2.1.2

                        SITE PLAN OF THE SHOPPING CENTER

                                 SCHEDULE 4.1.1

                                 EXISTING LEASES

1. Retail Lease Agreement dated November 6, 2002 by and between Seller and AHMED M. MOSTAFA, an individual resident of the State of Florida, d/b/a DR. ADAM MOSTAFA, DMD, a Commencement of Lease Term Agreement dated December 1, 2003, an Assignment of Lease dated January 1, 2004 by and between Ahmed M. Mostafa, AMERICAN FAMILY & COSMETIC DENTISTRY, PA., a Florida corporation and Seller, and a Guaranty of Lease dated January 1, 2004 from AHMED M. MOSTAFA.

2. Retail Lease Agreement dated October 29, 2002 by and between Seller and HUNG QUOC HUYNH, an individual resident of the State of Florida d/b/a ASPASIA NAIL.

3. Retail Lease Agreement dated March 6, 2003 by and between Seller and TRINITY BEEF, INC., a Florida corporation, d/b/a BEEF O' BRADY'S, Commencement of Lease Term Agreement dated February 7, 2004, and a Guaranty of Lease dated March 6, 2003 from JOSEPH J. MASSARO.

4. Retail Lease Agreement dated August 6, 2003 by and between Seller and BRAZILIAN TANNING CORPORATION, a Florida corporation, a Commencement of Lease Term Agreement dated January 23, 2004.

5. Retail Lease Agreement dated November 11, 2002 by and between Seller and CARL J. SERPE, a resident of Florida, d/b/a CARLUCCI'S LEANING TOWER ITALIAN RESTAURANT, and a Commencement of Lease Term Agreement dated January 22, 2004.

6. Retail Lease Agreement dated March 4, 2003 by and between Seller and A CELL PHONE GUY, INC., a Florida corporation, d/b/a CHARLES POPE CELLULAR, Commencement of Lease Term Agreement dated April 15, 2004, and a Guaranty of Lease dated March 4, 2003 from CHARLES ALLAN POPE.

7. Retail Lease Agreement dated October 23, 2002 by and between Seller and DE PING CHEN, a resident of Florida, d/b/a CHINA XPRESS, and a Commencement of Lease Term Agreement dated March 9, 2004.

8.   Retail Lease Agreement dated April 26, 2004 by and between Seller and AMY
     M. SHORT, a resident of Florida, d/b/a CHRISTIANS BOUTIQUE & BRIDAL.

9. Retail Lease Agreement dated January 20, 2004 by and between Seller and CELLVENTURES, INC., a New York corporation, and a Commencement of Lease Term Agreement dated April 29, 2004, d/b/a CINGULAR WIRELESS.

10. Retail Lease Agreement dated June 17, 2003 by and between Seller and SUNRAY NURSERY INC., d/b/a COTTAGE FLORIST.

11. Retail Lease Agreement dated May 29, 2003 by and between Seller and CRUISE WAREHOUSE INTERNATIONAL, INC., a Guaranty of Lease dated May 29, 2003 from Carl Cestaro, and a Commencement of Lease Term Agreement dated November 3, 2003.

12. Retail Lease Agreement dated June 2, 2003 by and between Seller and TAMMY LYNN LENTINI AND DANIEL O. LENTINI, and a Commencement of Lease Term Agreement dated October 30, 2003, d/b/a CURVES FOR WOMEN.

13. Retail Lease Agreement dated June 30, 2003 by and between Seller and ELECTRONICS BONTIQUE OF AMERICA INC., a Pennsylvania corporation, and a Commencement of Lease Term Agreement dated October 31, 2003, d/b/a EB GAMES.

14. Retail Lease Agreement dated October 24, 2002 by and between Seller and GAMRAK, INC., a Florida corporation, Commencement of Lease Term Agreement dated November 1, 2003, and a Guaranty of Lease dated October 24, 2002 from ARGYRO PAPAPANOS to Seller, d/b/a CHRISTO'S.

15. Retail Lease Agreement dated November 14, 2002 by and between Seller and GEORGE MANGANARO, an individual resident of the State of Florida, d/b/a GEORGE JOSEF SALON, and Commencement of Lease Term Agreement dated October 2, 2003.

16. Retail Lease Agreement dated March 12, 2003 by and between Seller and SUNCOAST CLIPS, INC., a Florida corporation, d/b/a GREAT CLIPS, and a Commencement of Lease Term Agreement dated November 10, 2003, and a Guaranty of Lease dated March 12, 2003 from Kraig Burzlaff.

17. Retail Lease Agreement dated November 18, 2003 by and between Seller and DEB'S SHOPS II, INC., a Florida corporation, d/b/a HALLMARK GOLD CROWN, Commencement of Lease Term Agreement dated February 24, 2004, and a Guaranty of Lease dated November 18, 2003 from Deborah A. Wright.

18. Retail Lease Agreement dated December 17, 2002 by and between Seller and ELENI KAZAKI, an individual resident of Florida, d/b/a LA BEBE' SALON.

19. Limited Warranty Deed with Restrictive Covenants and Reservation of Easements dated June 18, 2003 by and between Seller and MADISON BANK., a Florida banking corporation.

20. Retail Lease Agreement dated November 14, 2002 by and between Seller and PRATIV PATEL, an individual resident of Florida, d/b/a MAJIK TOUCH CLEANERS.

21. Retail Lease Agreement dated August 8, 2003 by and between Seller and MATTRESS FIRM, INC., an Illinois corporation, d/b/a THE MATTRESS FIRM, and a Commencement of Lease Term Agreement dated December 30, 2003.

22. Lease Agreement dated October 2, 2002 by and between Seller and MARSHALLS OF MA, INC., a Massachusetts corporation, a Letter Agreement dated October 21, 2002, a Letter Agreement dated April 14, 2003, a Commencement Date Agreement dated August 8, 2003, and a Letter Agreement dated November 21, 2003.

23. Lease Agreement dated April 30, 2004 by and between Seller and PANERA, LLC, a Delaware limited liability company; and a Memorandum of Lease dated April 30, 2004.

24. Retail Lease Agreement dated July 30, 2003 by and between Seller and PAYLESS SHOESOURCE, INC., a Missouri corporation, a Commencement of Lease Term Agreement dated October 7, 2003, and an Addendum to the Lease dated July 30, 2003.

25. Shopping Center Lease Agreement dated October 15, 2002 by and between Seller and PETSMART, INC., an Illinois corporation, a Memorandum of Lease dated October 15, 2002, a Letter Agreement dated August 15, 2003, a Commencement Date Certificate dated September 9, 2003, and a Letter Agreement dated January 23, 2004.

26. Lease Agreement dated August 19, 2003 by and between Seller and PIER 1 IMPORTS (U.S.), INC., an Illinois corporation, a Notice of Lease dated January 29, 2004, and a Memorandum of Lease dated August 19, 2003

27. Retail Lease Agreement dated June 30, 2003 by and between Seller and TAMMY LANELL LARKINS AND JIMMY FREDRICK LARKINS, residents of the State of Florida, and a Commencement of Lease Term Agreement dated September 29, 2003, d/b/a POCKET CHANGE.

28. Lease Agreement dated June 14, 2002 by and between Seller and PUBLIC SUPER MARKETS, INC., a Florida Corporation, Memorandum of Lease dated June 14, 2002, a First Amendment to Lease Agreement dated September 30, 2002, a Second Amendment to Lease Agreement dated December 11, 2002, a First Amendment to Memorandum of Lease dated December 11, 2002, a Third Amendment to Lease Agreement dated January 30, 2004, a Second Amendment to Memorandum of Lease dated January 30, 2004, a Letter Agreement dated July 17, 2003, a Letter Agreement dated August 25, 2003, and a Letter Agreement dated February 10, 2004.

29. Lease dated November 12, 2002 by and between Seller and ROSS FLORIDA DRESS FOR LESS, L.C., a Florida limited liability company, an Acknowledgement of Commencement dated October 22, 2003, a Memorandum of Lease dated November 12, 2002, a Letter Agreement, not dated, and a Guaranty dated November 12, 2002 from ROSS STORES, INC., an Illinois corporation.

30. Retail Lease Agreement dated June 30, 2003 by and between Seller and SALLY BEAUTY COMPANY, INC., an Illinois corporation, and an Agreement Setting Lease Term dated October 14, 2003.

31. Commercial Lease dated December 11, 2003 by and between Seller and STARBUCKS CORPORATION, a Washington corporation, and a Letter Agreement dated March 25, 2004.

32. Retail Lease Agreement dated May 28, 2003 by and between Seller and TAMPA BAY INSURANCE SERVICES, LLC, a Florida limited liability company, a Guaranty of Lease dated May 28, 2003, and a Commencement of Lease Term Agreement dated October 1, 2003.

33. Operation and Easement Agreement dated March 24, 2004 by and between Seller and TARGET CORPORATION, a Minnesota corporation.

34. Retail Lease Agreement dated May 28, 2003 by and between Seller and GATOR LEASING AND FRANCHISE DEVELOPMENT, a Florida corporation, and a Guaranty of Lease dated May 28, 2003, from KENNETH A. GORDON, d/b/a THE UPS STORE

35. Retail Lease Agreement dated June 30, 2003 by and between Seller and TRINITY SPIRITS & WINES, INC., a Florida corporation, a First Amendment to Retail Lease Agreement dated November 17, 2003, and a Zoning Petition Review Report dated October 23, 2003.

36. Land Lease Agreement dated October 22, 1992 by and between JAMES MITCHELL AND K-OUTDOOR, INC., and Seller's interest is further affected by an Agreement Regarding Billboard Leases dated June 14, 2002 by and between Seller and JAMES W. MITCHELL, DOROTHY S. MITCHELL, AND D. DEWEY MITCHELL, AS TRUSTEE, an Assignment of Intangible Assets dated June 3, 2003, and a Bill of Sale dated June 3, 2003.

37. Retail Lease Agreement dated June 23, 2003 by and between Seller and VIP MARTIAL ARTS ACADEMY II, INC., a Florida corporation, a Guaranty of Lease dated June 23, 2003 from Shidoshi Louis Hurtado, and a Commencement of Lease Term Agreement dated February 9, 2004.

38. Retail Lease Agreement dated August 4, 2003 by and between Seller and VITAMIN TREE, INC., a Florida corporation, and a Commencement of Lease Term Agreement dated January 2, 2004.

39. Retail Lease Agreement dated January 23, 2003 by and between Seller and RITCH, INC., a Florida corporation, a Guaranty of Lease dated January 23, 2003 from Rose DeNaro, an Assignment and First Amendment of Lease dated March 8, 2004 by and between Seller, Ritch, Inc., ROSELAND FARMS, INC., and Rose DeNaro, and a Commencement of Lease Term Agreement dated March 12, 2004, d/b/a WORKING COW.

                                 SCHEDULE 4.1.2

                                    CONTRACTS

1.   Dumpster Service:

     BFI                     Contract Dated:      ____________
     680 O'Steen Road        Contract Period:     8-1-03 to 8-1-04
     New Port Richey,        Termination:         ____ days prior written notice
     Florida 34653

2.   Landscaping Maintenance Contract:

     Dana Enterprises        Contract Dated:      ____________
     P.O. Box 736            Contract Period:     9-1-03 to 8-31-04
     Elfers, FL 34680        Termination:         ____ days prior written notice

3.   Sweeping Maintenance Contract:

     Dana Enterprises        Contract Dated:      ____________
     P.O. Box 736            Contract Period:     9-1-03 to 8-31-04
     Elfers, FL 34680        Termination:         ____ days prior written notice

                                 SCHEDULE 4.1.3

                                    RENT ROLL


                                 (SEE ATTACHED)

                                 SCHEDULE 4.1.4

                                 TENANT DEFAULTS

                                 SCHEDULE 4.1.5

                            NON-TERMINABLE CONTRACTS

                                      NONE

                                 SCHEDULE 4.1.6

                               PENDING LITIGATION

                                      NONE

                                 SCHEDULE 7.2.1
                              VACANT SPACES ESCROW

                                 SCHEDULE 7.3.1

                                  LEASING COSTS

Panera Bread $88,766.00

The UPS Store $2,400.00

Trinity Spirits & Wine $2,000.00

                                        1